Filed pursuant to Rule 424(b)(4)

SEC File No.: 333-128351

PROSPECTUS

$50,710,000

GOOD HARBOR PARTNERS ACQUISITION CORP.

500,000 Series A Units

4,600,000 Series B Units

Good Harbor Partners Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an entity that has an operating business in the security industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. This is an initial public offering of our securities. Our securities are being offered in the form of 5,100,000 units, consisting of 500,000 Series A units at a price of $8.50 per unit and 4,600,000 Series B units at a price of $10.10 per unit. Investors may purchase either Series A units, Series B units or any combination thereof.

Each Series A unit consists of:	Each Series B unit consists of:
• two shares of our common stock; and • ten Class Z warrants.	• two shares of our Class B common stock; and • two Class W warrants.

Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. If a business combination is completed, all outstanding shares of Class B common stock will automatically be converted into an equal number of shares of common stock unless the holder has previously both exercised the conversion rights described herein and voted against such business combination. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. If we are unable to complete a business combination, we will dissolve and liquidate. In such event, the holders of our common stock (which is offered as a part of our Series A units) are likely to lose all or substantially all of their investment as we will distribute the funds to be deposited into trust as described in this prospectus to the holders of our Class B common stock (which is offered as a part of our Series B units) and only our remaining net assets, if any, will be distributed to the holders of our common stock. Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discount and commissions relating to the sale of both our Series A units and Series B units. Since the shares of common stock included in our Series A units will have little or no value if we do not consummate a business combination, the Series A units represent a riskier investment than the Series B units.

Each Class W warrant and Class Z warrant entitles the holder to purchase one share of our common stock at a price of $5.00 per share. Each Class W warrant and Class Z warrant will become exercisable on the later of our completion of a business combination and March 8, 2007. The Class W warrants will expire on March 7, 2011, or earlier upon redemption, and the Class Z warrants will expire on March 7, 2013, or earlier upon redemption. The Class W warrants and Class Z warrants sold in this offering will be redeemable at our option, with the consent of HCFP/Brenner Securities LLC, the representative of the underwriters, as set forth in this prospectus. However, the Class W warrants and Class Z warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

We have granted HCFP/Brenner Securities a 45-day option to purchase up to an additional 75,000 Series A units and/or an additional 690,000 Series B units (over and above the 500,000 Series A units and 4,600,000 Series B units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to HCFP/Brenner Securities, for $100, as additional compensation, an option to purchase up to a total of 25,000 Series A units at a per-unit offering price of $14.025 and/or a total of 230,000 Series B units at a per-unit offering price of $16.665. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. For a more complete description of the purchase option, see the section entitled “Underwriting — Purchase option” below.

There is presently no public market for our Series A units, Series B units, common stock, Class B common stock, Class W warrants or Class Z warrants. The Series A units and the Series B units will be quoted on the OTC Bulletin Board under the symbols GHBAU and GHBBU, respectively, on or promptly after the date of this prospectus. Once the securities comprising the Series A units and Series B units begin separate trading, we anticipate the common stock, Class B common stock, Class W warrants and Class Z warrants will be traded on the OTC Bulletin Board. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions	Proceeds, before expenses, to us
Per Series A unit	$8.50	$0.425	$8.075
Per Series B unit	$10.10	$0.505	$9.595
Total	$50,710,000	$2,535,500	$48,174,500

Of the net proceeds we receive from this offering, $46,460,000 (representing the aggregate offering price of the Series B units) will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company, acting as trustee.

We are offering the Series A units and the Series B units for sale on a firm commitment basis. HCFP/Brenner Securities, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about March 15, 2006.

HCFP/Brenner Securities LLC	Legend Merchant Group, Inc.

March 8, 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to the “company,” “we,” “us,” or “our” refer to Good Harbor Partners Acquisition Corp. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Unless we tell you otherwise, the information in this prospectus assumes that the representative will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on August 10, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition, or other similar business combination with an entity that has an operating business in the security industry.

We believe corporations and governments around the world are increasingly faced with a range of threats for which they are seeking security solutions. These threats include physical theft, identity theft, intellectual property compromise, vandalism, counterfeiting, fraud, industrial espionage, and ultimately terrorism. Many of these threats can now be manifested both in the physical dimension and in cyberspace. Those creating the threats range from individuals within an organization (the insider threat), to freelance criminals, to organized criminal enterprises, to competing companies, to terrorist groups, and nation state actors.

Corporations and governments seek new technologies and solutions to engage in the spectrum of effective security risk management, including the deterrence, prevention, mitigation and recovery from security threats and attacks. A range of solutions are available from companies, including both traditional security products and services and new technologies designed specifically to address the emerging threats. In this regard, we believe the growing convergence between physical and cyber security is a particularly important development. Bringing these two security elements together allows for more complete and integrated security management and a more effective way to manage and mitigate risks.

We have grouped security solution providers into nine categories, which demonstrate the breadth of the security sector:

•	Cyber/Internet Security;

•	Detection Technologies;

•	Asset Tracking;

•	Identity and Access Management;

•	Secure Communications;

•	Smart Surveillance;

•	Bio/Food Safety;

•	Security Management and Consultation; and

•	Physical Protection.

Since our formation, we have not had, and as of the date of this prospectus, we do not have any specific business combination under consideration with any company. We have not (nor has anyone on our behalf), either directly or indirectly, contacted, or been contacted by, any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to identify or locate a target business.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with an entity that has an operating business in the security industry whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. In the event we ultimately determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business that we acquire may have a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

Our offices are located at 4100 North Fairfax Drive, Arlington, Virginia 22203, and our telephone number is (703) 812-9199.

Unless otherwise indicated herein, certain numbers in this prospectus have been rounded and, therefore, are approximate. In addition, all information in this prospectus has been adjusted to give effect to an amendment and restatement of our certificate of incorporation, which will be effective prior to the closing of this offering. A copy of the amended and restated certificate of incorporation we intend to file is annexed as an exhibit to the registration statement of which this prospectus forms a part.

The Offering

Securities offered:	500,000 Series A units, at $8.50 per unit, each unit consisting of:

•	two shares of common stock; and

•	ten Class Z warrants.

4,600,000 Series B units, at $10.10 per unit, each unit consisting of:

•	two shares of Class B common stock; and

•	two Class W warrants.

The Series A units and Series B units will begin trading on or promptly after the date of this prospectus. Each of the common stock and Class Z warrants comprising the Series A units and the Class B common stock and Class W warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date or dates is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our Series A units and Series B units in particular. Separate trading of the securities comprising the Series A units and Series B units may commence concurrently, or HCFP/Brenner may elect to allow separate trading of the securities comprising one series of units prior to allowing separate trading of the other series of units. In no event will HCFP/Brenner Securities allow separate trading of the common stock, Class B common stock, Class W warrants and Class Z warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including audited financial statements, following the consummation of this offering, which filing is anticipated to take place three business days after the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K with the SEC. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock and Class Z warrants comprising the Series A

Units, and/or the Class B common stock and Class W warrants comprising the Series B units. Although we will not distribute copies of the Current Reports on Form 8-K to individual securityholders, the Current Reports will be available on the SEC’s website after filing.

Common stock:

Number outstanding before this offering	100 shares

Number to be outstanding after this offering	1,000,100 shares

Class B common stock:

Number outstanding before this offering	0 shares

Number to be outstanding after this offering	9,200,000 shares

Class W Warrants:

Number outstanding before this offering	2,475,000 Class W warrants

Number to be outstanding after this offering	11,675,000 Class W warrants

Exercisability	Each Class W warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The Class W warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	March 8, 2007

The Class W warrants will expire at 5:00 p.m., New York City time, on March 7, 2011 or earlier upon redemption.

Redemption

We may redeem the outstanding Class W warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class W warrants issued upon exercise of the unit purchase option and any warrants acquired by our initial securityholders in this offering and in the open market following this offering) with HCFP/Brenner Securities’ prior consent:

•	in whole or in part,

•	at a price of $.05 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock equals or exceeds $7.50 per share (subject to adjustment) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

Class Z Warrants:

Number outstanding before this offering	2,475,000 Class Z warrants

Number to be outstanding after this offering	7,475,000 Class Z warrants

Exercisability	Each Class Z warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The Class Z warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	March 8, 2007

The Class Z warrants will expire at 5:00 p.m., New York City time, on March 7, 2013 or earlier upon redemption.

Redemption

We may redeem the outstanding Class Z warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option and any warrants acquired by our initial securityholders in this offering and in the open market following this offering) with HCFP/Brenner Securities’ prior consent:

•	in whole or in part,

•	at a price of $.05 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock equals or exceeds $8.75 per share (subject to adjustment) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our Class W and Class Z warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the warrants only with the prior consent of HCFP/Brenner Securities and HCFP/Brenner Securities may hold warrants subject to redemption, HCFP/Brenner Securities may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner Securities will consent to such redemption if it is not in its best interest even if it is in our best interest.

OTC Bulletin Board symbols for our:

Series A units	GHBAU

Series B units	GHBBU

Offering proceeds to be held in trust

$46,460,000 of the proceeds of this offering (representing the aggregate offering price of the Series B units) will be placed in a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company, as trustee, pursuant to an agreement with American Stock Transfer & Trust Company to be signed on the date of this prospectus. These proceeds will not be released to us unless we complete a business combination. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from our existing cash as of the date of this prospectus (as of December 31, 2005, we had cash of $71,063) and the net proceeds of this offering not held in the trust fund (which will initially be approximately $1,320,000).

Limited payments to insiders

There will be no fees or other cash payments paid to our existing securityholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination, except:

•	payment of $7,500 per month to Good Harbor Consulting, LLC for office space and related services; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Different voting rights of common stock and Class B common stock	Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. Following the completion of a business combination all outstanding shares of Class B common stock will be converted to common stock and we will have only one class of common stock outstanding. At that time, each holder will be entitled to vote on all matters to be voted on by stockholders.

Class B stockholders must approve business combination

We will seek Class B stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We will proceed with a business combination only if holders of a majority of the shares of Class B common stock present and voting at the meeting to approve the business combination vote in favor of the business combination and Class B stockholders owning less than 20% of the outstanding shares of Class B common stock both exercise their conversion rights described below and vote against the business combination. In the event of a business combination, each outstanding share of Class B common stock will automatically be converted into one share of common stock unless the holder has previously elected to exercise the conversion rights described below and votes against such business combination. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. In the event we are unable to complete a business combination within the specified period, the trust fund will be distributed to our Class B stockholders and we will be dissolved.

Conversion rights for Class B stockholders voting to reject a business combination

Class B stockholders who vote against a business combination will be entitled to elect to convert their shares of Class B common stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed. An eligible Class B stockholder may request conversion at any time after the mailing to our Class B stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the Class B stockholder votes against the business combination and the business combination is approved and completed. A Class B stockholder that exercises its conversion right and votes against a proposed business combination may not withdraw its conversion election once the vote is taken with respect to the business combination and must surrender its shares in exchange for its pro rata share of the trust fund if the business combination is consummated. Class B stockholders who convert their shares of Class B common stock into their share of the trust fund will continue to have the right to exercise any Class W warrants they may hold. Our initial securityholders, including our officers and directors, have agreed to vote any shares of Class B common stock held by them, whether acquired by them upon purchase of Series B units in this offering or in the open market, in favor of a proposed business combination approved by our board of directors.

Distribution of the proceeds held in trust to Class B stockholders in the event of no business combination followed by our dissolution

We will promptly distribute only to our Class B stockholders the amount in our trust fund, including any accrued interest, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not been consummated within such 18 month period). Our charter provides that certain provisions that apply prior to a business combination, including those provisions relating to the distribution of the trust fund if no business combination occurs within the prescribed time periods, can not be amended. Our counsel has advised us that these restrictions on charter amendments may not be enforceable under Delaware law. Nevertheless, we view these business combination procedures in our charter and this prospectus as obligations to investors and we will not propose any amendment to these procedures to our stockholders. The holders of common stock will not receive any of the proceeds held in the trust fund, and only our remaining net assets, if any, will be distributed to the holders of our common stock. As a result, in the event there is no business combination, the holders of our common stock are likely to lose all or substantially all of their investment. Purchasers of Series A units will bear all the expenses of this offering relating to the sale of both our Series A units and Series B units, including the underwriting discount and commissions. In addition, prior to the completion of a business combination, our operating expenses will only be funded from our cash as of the date of this prospectus and the net proceeds of this offering not held in the trust fund. This means that if such non-trust related funds prove inadequate to fund such expenses, either because our estimates or assumptions prove to be inaccurate or due to unforeseen circumstances, it is likely that, without additional financing, we would be unable to consummate a business combination and the holders of our Series A units would likely lose their entire investment.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial securityholders’ aggregate initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should also note that our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)	$(80,051)	$48,017,539
Total assets	$388,653	$48,017,539
Total liabilities	$151,114	$—
Value of Class B common stock which may be converted to cash (initial price of $5.05 per share)	$—	$9,287,354
Total stockholders’ equity	$237,539	$38,730,185

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the estimated remaining costs associated with such sale and other accrued expenses.

Working capital deficit excludes approximately $318,000 of costs related to this offering that have been accrued or paid through December 31, 2005. These deferred offering costs have been recorded as a non-current asset and will be charged to total stockholders’ equity upon consummation of this offering.

The working capital and total assets amounts in the “as adjusted” information include the $46,460,000 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the proceeds held in the trust fund, including any accrued interest, will be distributed solely to our Class B stockholders.

We will not proceed with a business combination if the holders of a majority of the then outstanding shares of Class B common stock present and voting fail to vote in favor of the business combination at the meeting to approve such combination or if stockholders owning 20% or more of the outstanding shares of Class B common stock both exercise their conversion rights and vote against the business combination. Accordingly, if we have the requisite majority vote, we may effect a business combination even if stockholders owning up to approximately 19.99% of the outstanding shares of Class B common stock exercise their conversion rights and vote against the business combination. In such event, we will be required, promptly following the completion of a business combination, to convert to cash the shares of Class B common stock held by such dissenters (up to approximately 19.99%, or up to 1,839,080 shares, of the 9,200,000 shares of Class B common stock underlying the Series B units sold in this offering) at an initial per-share conversion price of $5.05, without taking into account interest earned on the monies in the trust fund, or an aggregate of $9,287,354. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination, divided by

•	the number of shares of Class B common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and very limited resources and our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on our raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenue and will not generate any revenue (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. As of December 31, 2005, our cash and working capital were insufficient to complete our planned activities for the upcoming year. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to complete a business combination, holders of our Series A units will be unable to convert their securities and participate in the distribution of the trust fund.

The monies in the trust fund will be reserved for holders of our Class B common stock acquired as part of the Series B units sold in this offering. Consequently, if we are unable to complete a business combination within 18 months after the completion of this offering, or within 24 months after completion of this offering if the extension criteria described below have been satisfied, the holders of common stock that will be sold as part of the Series A units will not be entitled to participate in the distribution of the trust fund. Furthermore, there will be no distribution from the trust fund with respect to our outstanding Class W warrants and Class Z warrants.

Purchasers of Series A units will not be entitled to vote their underlying shares of common stock for or against a proposed business combination.

Holders of the shares of common stock sold as part of the Series A units will not be entitled to vote those shares with respect to a proposed business combination with a target business. Only the holders of Class B common stock will have an opportunity to approve a business combination. Consequently, holders of common stock and warrants will be entirely dependent upon the judgment of the holders of Class B common stock in determining whether or not a proposed business combination is approved.

Purchasers of Series A units are likely to lose all or substantially all of their investment if we do not complete a business combination.

If we are unable to complete a business combination, the trust fund will be distributed to the Class B stockholders, we will be dissolved, and our remaining net assets will be distributed to the holders of our common stock. It is likely, however, that our remaining net assets will be minimal following the expenditures incurred in connection with the attempt to complete a business combination and, accordingly, the holders of our common stock are likely to lose all or substantially all of their investment. Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discounts and commissions relating to the sale of both our Series A units and our Series B units. In addition, none of our operating expenses will be funded by purchasers of our Series B units. Prior to a business combination, such expenses will be funded from our cash as of the date of this prospectus and the proceeds from the sale of our Series A units in this offering, none of which funds will be held in trust. This means that if such non-trust related funds prove inadequate to fund our expenses pending our completion of a business combination, either because our estimates or assumptions prove to be inaccurate or due to unforeseen circumstances, it is likely that we would be unable to consummate a business combination. For example, if we were to determine it to be in our best interests to use a portion of our non-trust related funds to make a down payment or fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular prospective business combination and we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we would, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, likely not have sufficient remaining funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. In such case, without additional financing, we would most likely not be able to consummate a business combination and, in such event, the holders of our Series A units would likely lose their entire investment.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including audited financial statements demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our Series A units and Series B units will be immediately tradable and we will have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rules.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we have identified 47 blank check companies which have gone public since August 2003, of which six have completed a business combination. The remaining 41 blank check companies have more than $2.3 billion in trust and are seeking to complete business combinations. Of these companies, only seven companies have announced that they have entered into definitive agreements for business combinations but not yet consummated them. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a number of them may consummate their business combinations in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share distribution received by the holders of our Class B common stock could be less than $5.05 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund for the benefit of the holders of our Class B common stock, there is no guarantee that they will execute such agreements or that even if they execute such agreements that they would be prevented from bringing claims against the trust fund. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust fund for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our Class B common stock. We cannot assure you that the per-share distribution from the trust fund will not be less than $5.05 due to claims of creditors. If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to the holders of our Class B common stock, each of our officers and directors has severally agreed that he will be personally liable, to the extent of his pro rata direct or indirect beneficial ownership of our securities owned by our officers and directors, prior to the consummation of this offering, to ensure that the proceeds in the trust fund are not reduced by the claims, if any, of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us but only in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind to any amounts held in the trust account and only to the extent necessary to ensure that such loss, claim or liability does not reduce the amount in the trust fund. However, we cannot assure you that these individuals will be able to satisfy those obligations. Furthermore, even after our liquidation (including the distribution of the funds then held in the trust account), under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Since we have not yet identified a target business, we cannot currently ascertain the merits or risks of the business which we may ultimately acquire.

We may consummate a business combination with any entity that has an operating business in the security industry. Moreover, as of the date of this prospectus, we have no specific business combination under consideration and neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate or contacted, or been contacted by, any target businesses or their representatives with respect to such a transaction. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable business or an entity in its development stage, we may be affected by numerous risks inherent in the operations of that business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our Series A units and Series B units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation, as amended, authorizes the issuance of up to 40,000,000 shares of common stock, par value $.0001 per share, 12,000,000 shares of Class B common stock, par value $.0001 per share, and 5,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the representative’s over-allotment option), there will be 9,429,900 and 2,340,000 authorized but unissued shares of our common stock and Class B common stock, respectively, available for issuance (after appropriate reservation for the issuance of shares upon conversion of the Class B common stock and upon full exercise of our outstanding Class W warrants and Class Z warrants and the purchase option granted to HCFP/Brenner Securities, the representative of the underwriters) and all of the 5,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to the shareholders of a potential target or in connection with a related simultaneous financing to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

We may issue debt securities or incur indebtedness to complete a business combination, which could subject us to risks related to leverage.

If we issue debt securities or borrow money in connection with a business combination, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

•	other covenants that limit our ability to take certain actions, including acquiring capital assets, making additional acquisitions, or making investments.

The future role of our officers and directors is uncertain and may raise conflicts of interest in evaluating a business combination.

Our ability to successfully effect a business combination will be dependent upon the efforts of our officers and directors. The future role of our officers and directors in the target business, however, cannot presently be ascertained. Although we expect Messrs. Clarke, Cressey, Sheridan and Colatosti to remain associated with us in senior management or advisory positions following a business combination, we may employ other management personnel following the business combination. Moreover, management will only be able to remain with the company after the consummation of a business combination if members of management are able to negotiate employment or consulting arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities for services they would render to the company after the consummation of the business combination. While the personal and financial interest of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our ability to be successful after a business combination will depend, in part, on the efforts of key personnel who join us after the business combination, whom we will only have a limited opportunity to evaluate.

While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors will also allocate their time to other businesses, and such other affairs could limit their ability to find and help us consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and hinder their ability to help us consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors will have conflicts of interest if we consider acquiring, or decide to acquire, a company that is affiliated with them.

Many of our officers, directors and existing securityholders are, and in the future may become, affiliated with entities that conduct business in the security industry. We intend to effect a business combination with an entity that has an operating business in the security industry and, accordingly, we may consider acquiring, or decide to acquire, a business that is affiliated with one or more of our directors, officers and existing securityholders. Our directors and officers will have a conflict of interest if we consider acquiring an entity affiliated with them as they may benefit from such transaction. However, our directors, officers and existing securityholders have agreed not to consummate a business combination with an entity which is affiliated with them unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We can not assure you that these conflicts will be resolved in our favor.

Our officers and directors may be and in the future may become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers, directors or their affiliates has previously been associated with a blank check company. Our officers and directors may be and in the future may become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us or our potential target companies. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as to the other entities with which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete discussion of our management’s affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own securities of ours which will not participate in the distribution of the trust fund or distributions upon our liquidation. This may cause them to have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

The common stock, Class W warrants and Class Z warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock or Class B common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock or Class B common stock has a market price per share of less than $5.00, transactions in our securities may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock and Class B common stock become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with only approximately $47,780,000 that we may use to complete a business combination. Our initial business combination must be with an entity that has an operating business in the security industry and that has a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the security industry. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses and with different sellers, each such seller will need to agree that the purchase of its business is contingent upon simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. If we were to consummate a business combination with several operating businesses, we could also face additional risks, including burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities with business objectives similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe, based on our management’s industry knowledge and experience both in the security industry and in connection with transactions involving the acquisition of operating companies, that there are numerous potential target businesses that we could acquire in the security industry with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek Class B stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of Class B common stock in certain instances may reduce the resources available for a business combination. Additionally, our outstanding Class W warrants and Class Z warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. The fact that only six of the 47 blank check companies that have gone public since August 2003 have completed a business combination and seven of such companies have entered into a definitive agreement for a business combination may indicate that there are only a limited number of attractive target businesses available to entities like our company or that many privately held target businesses are not inclined to enter into a business combination with a blank check company. If we are unable to consummate a business combination with a target business within the prescribed time period, we will be forced to liquidate and, in such case, the holders of our Series A units will lose their entire investment.

We may have insufficient net proceeds from this offering or be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares of Class B common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our loss of the services of any of our executive officers would make it more difficult to find a suitable company for a business combination which makes it more likely that we will be required to distribute the proceeds of our trust fund to our Class B stockholders.

Our ability to successfully effect a business combination will be largely dependent upon the efforts of our executive officers. We have not entered into an employment agreement with any of our executive officers, nor have we obtained any “key man” life insurance on any of their lives. The loss of any or all of their services could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business to effect a business combination.

Our outstanding warrants and options may have an adverse effect on the market price of our common stock and warrants and make it more difficult to effect a business combination.

In connection with this offering, as part of the Series A units and Series B units, we will be issuing warrants to purchase 14,200,000 shares of common stock. Our initial securityholders, including our officers and directors and/or certain of their affiliates, have also purchased warrants to purchase 4,950,000 shares of common stock at $5.00 per share. We will also issue an option to purchase 25,000 Series A units and/or 230,000 Series B units to the representative of the underwriters which, if exercised, will result in the issuance of 50,000 additional shares of common stock, 460,000 additional shares of Class B common stock and warrants to purchase an additional 710,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the securities underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

Because we cannot redeem outstanding warrants without the prior consent of HCFP/Brenner Securities, we may not be able to redeem warrants even if it is in our best interest.

We may redeem the outstanding Class W and Class Z warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including those issued upon exercise of the underwriter’s unit purchase option and warrants acquired by our initial securityholders as part of or following this offering) on the terms and conditions described in this prospectus, but only if HCFP/Brenner Securities consents in advance to such redemption. Because we may redeem the warrants only with the prior consent of HCFP/Brenner Securities and HCFP/Brenner Securities may hold warrants subject to redemption, HCFP/Brenner Securities may have a conflict of interest in determining whether to consent to such redemption. We cannot assure you that HCFP/Brenner Securities will consent to a redemption of the outstanding warrants if it is not in its best interest even if it is in our best interest. Our inability to redeem outstanding warrants may have an adverse effect on the market price of our common stock and warrants and make it more difficult to effect a business combination.

If our existing securityholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing securityholders are entitled to demand that we register the resale of their 100 shares of our common stock and their 2,475,000 Class W warrants and 2,475,000 Class Z warrants as well as the 4,950,000 shares of common stock underlying their Class W warrants and Class Z warrants at any time after we consummate a business combination. Thus, if our existing securityholders exercise their registration rights with respect to these securities, there could be up to an additional 100 shares of common stock and 4,950,000 warrants (or an additional 4,950,000 shares of common stock issuable upon exercise of such warrants) eligible for trading in the public market. The presence of this additional number of shares of common stock and warrants eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or they may request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and all investors may engage in resale transactions only in those states and certain other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, New York and Rhode Island. Our Series A Units will not be eligible for sale in this offering in Florida. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state, except Idaho, may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of the various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in the states referred to in the first sentence of this paragraph if you are not an institutional investor, and in all states, except Idaho, if you are an institutional investor, and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information” below.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on our issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We believe that our anticipated activities will not subject us to the Investment Company Act of 1940 as the net proceeds of this offering that are to be held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940 which are treated as “cash items” as the term is used in Rule 3a-1 under the Investment Company Act of 1940. By restricting the investment of the trust fund to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

Following this offering, none of our officers or directors or affiliates will beneficially own more than 0.01% of our outstanding shares of common stock (assuming they do not purchase units in this offering). Additionally, no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe each non-employee director is “independent” as that term is commonly used. However, under the policies of the North American

Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own securities of ours and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred by them or our other initial securityholders that they may be affiliated with and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and a material adverse effect on the price of the stock held by our public stockholders.

Because our securityholders’ initial equity investment was only $248,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $248,000 is less than the required $1,377,750 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the shares of common stock and Class W warrants and Class Z warrants acquired prior to this offering may be worth significantly more than $248,000.

The determination of the offering prices of our Series A units and Series B units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering prices of the Series A units and Series B units and the terms of the Class W warrants and Class Z warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of our securities include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating business in a particular industry since we have no historical operations or financial results to compare them to.

Risks related to the security industry

We were formed to acquire an entity that has an operating business in the security industry. We believe the following additional risks apply to the security industry.

The security industry is highly competitive and we may not be able to distinguish our products and services from our competitors or adequately and timely address changes within the industry.

The security industry is extremely competitive, and we will likely face significant competition. Many of our target business’ competitors in the security area are likely to be significantly larger and have far greater financial and other resources than we will. Some of these competitors may be divisions or subsidiaries of large, diversified companies that have access to the financial resources of their respective parent companies. Our target business may not be able to compete effectively with these companies or maintain them as customers while competing with them on other projects. In addition, it is likely that our target business will face significant competition from several smaller companies that have specialized capabilities in similar areas. We cannot accurately predict how our target business’ competitive position may be affected by changing economic conditions, customer requirements or technological developments.

Advances and changes may render obsolete technology used or relied upon by a target business with which we effect a business combination.

The security industry is substantially affected by rapid and significant changes in technology. Future technology advancements or changes may render any of our then-existing products and services, or the means by which we deliver them, obsolete. We cannot assure you that the technology used or relied upon by a target business with which we effect a business combination will not be subject to such obsolescence. We may also be dependent on technologies developed by third parties. While we may attempt to adapt and apply the products and services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

If we are unable to protect our intellectual property rights following a business combination, competitors may be able to use our content, technology or trademarks, which could weaken our competitive position.

Many security companies own or have rights to proprietary content, technologies and procedures that they utilize in the offering of their products and services. If we are successful in acquiring a target business and the target business is the owner of proprietary content, technology and/or procedures, our success will depend in part on our ability to obtain and/or enforce intellectual property rights for those assets, both in the United States and in other countries. In those circumstances, we may file applications for patents, copyrights, and trademarks as our management deems appropriate. We cannot assure you that these applications, if filed, will be approved, or that we will have the financial and other resources necessary to enforce our proprietary rights against infringement by others. Additionally, we cannot assure you that any patent, trademark, or copyright obtained by us will not be challenged, invalidated or circumvented.

We may not be able to hire the qualified personnel needed by companies operating in the security industry.

Companies operating in the security industry typically utilize personnel with specific skills, including those with backgrounds in such diverse fields as engineering, information technology, systems integration and government program management. Any target business with which we affect a business combination would likely face intense competition for competent professionals and qualified personnel in this industry. Following a business combination, we may not be successful in attracting, hiring and retaining qualified people at favorable rates or at all. If we are unable to hire and retain qualified personnel as and when needed, our business could be materially adversely affected.

Changes in spending priorities may cause a reduction in the demand or profitability of the products or services we may ultimately produce or offer.

U.S. federal government expenditures as well as expenditures by other countries and by companies in the private sector on security products and services tend to fluctuate based on a variety of political, economic and threat factors. While spending authorization by the federal government, other countries and companies in these areas has increased in recent years, future levels of authorizations and expenditures for these same areas may decrease, remain constant or shift to programs in areas where our target business does not currently provide products or services. A significant decline in expenditures, or a shift in expenditures away from areas our target company supports, could adversely affect our target company’s business, prospects, financial condition or results of operations.

An acquisition strategy that involves purchasing a foreign security business could involve greater administrative costs and require additional time to consummate than the purchase of a U.S. security firm.

Given the global nature of the security industry, we will pursue a merger and acquisition strategy that considers target companies in and outside of the United States. In the event that we target a foreign company for an acquisition, we would likely incur additional legal, accounting, due diligence and travel expenses.

If a foreign security company is acquired, U.S. investors will have some degree of currency exposure on the purchase price of the company and on its future level of sales.

If we were to acquire a foreign security company, the fluctuations among currencies such as the Euro and the U.S. dollar might result in a higher purchase price than originally anticipated at the initial stage of the transaction. In addition, a fluctuation of the currency could also result in a reduction of sales, in U.S. dollar terms, for the company.

Export Restrictions, “Buy America” provisions or other regulatory barriers may prevent realization of the acquired companies full potential either domestically or internationally.

As the security environment continues to evolve, there may be additional Congressional or other regulatory action that could adversely affect the ability of the target business to pursue business opportunities overseas. The same could be true if the target business is internationally based and must deal with future “Buy America” provisions for federal government procurement.

Federal Government contracts may contain provisions from the Federal Acquisition Regulation, or FAR, some of which are unfavorable and could adversely affect our target company’s business.

Federal government contracts may contain provisions from the FAR and from supplemental acquisition regulations of the independent agencies that give the government rights and remedies not typically found in commercial contracts, including allowing the government to:

•	terminate existing contracts for convenience;

•	reduce the scope or modify contracts or subcontracts;

•	cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	claim ownership or “unlimited use” rights to proprietary information of the target company; and

•	suspend or debar the company from doing business with the federal government or with a governmental agency.

If the government terminates a contract for “convenience,” our target company may recover only their incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for “default,” based upon a formal finding of non-performance, our target company may not recover even those amounts, and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. As is common with government contractors, some of our target company’s contracts may experience performance issues in the future. Our target company may in the future receive “show cause” or “cure notices” under contracts that, if not addressed to the government’s satisfaction, could give the government the right to terminate those contracts for default or to cease procuring services under those contracts in the future. Even if we are not directly the party to a government contract, as in the case of a subcontract relationship, the impact of the above on the prime contractor would likely impact us directly.

We will have to comply with complex procurement, security and export control laws and regulations which may impose added costs on our target company’s business.

Our target company may have to comply with and may be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how it does business with its customers and may impose added administrative costs on its business. For example, our target company or parties with which it does business will likely be subject to FAR and all of its supplements (including those issued by the Department of Homeland Security and the Department of Defense), which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. If a government review or investigation uncovers improper or illegal activities, our target company may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies, which could materially adversely affect our target company’s business, prospects, financial condition or operating results.

In addition, our target company or parties with which it does business may be subject to industrial security regulations of Department of Defense and other federal agencies that are designed to safeguard access to classified information. We may also be liable for systems and services failure and security breaks with respect to the solutions, services, products, or other applications we sell to the federal government. If we were to come under foreign ownership, control or influence (“FOCI”), our federal government customers could terminate or decide not to renew their contracts if that contract required that the target company have access to Department of Defense or other classified information, and it could impair their ability to obtain new contracts. The government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair our target company’s ability to obtain new contracts. Finally, if the target company were to contemplate a transaction that would bring it under FOCI, it could result in the requirement to consider before going before the Committee on Foreign Investment in the United States at the U.S. Department of the Treasury for review of the proposed transaction. Such a review is time consuming and could result in a prohibition of the proposed transaction.

Given the nature of the industry in which our target company may operate, our target company or parties with which it does business may be subject to U.S. export control, anti-boycott and embargo statutes and regulations. U.S. export control statutes and regulations are designed to safeguard U.S. origin technology from the unauthorized export to foreign parties. Anti-boycott and embargo regulations are designed to prevent U.S. persons from transacting business with companies and individuals identified by the U.S. government as prohibited countries or parties. Violation of any of these export control, anti-boycott or embargo statutes or regulations can result in substantial civil and criminal fines as well as temporary or permanent loss in export privileges for the target company as well as possible suspension or debarment from federal government contracting.

If our target business is a manufacturer, it may face inherent product liability or other liability risks which could result in a large claim against us.

If the target company that we acquire is a manufacturer of products, it may face the inherent risk of exposure to product liability and other liability claims resulting from the use of its products, especially to the extent such products will be depended upon in emergency, rescue and public safety situations that may involve physical harm or even death to individuals, as well as potential loss or damage to property. Despite quality control systems and inspection, there remains an ever-present risk of an accident resulting from a faulty manufacture or maintenance of products, or an act of an agent outside the control of the companies or their suppliers. A product liability claim, or other legal claims based on theories including personal injury or wrongful death, made against our target company could adversely affect its operations and financial condition. Although there may be insurance to cover the product liability claims, there is no assurance that the amount of coverage will be sufficient. Furthermore, we cannot assure you that our target company, if engaged in the sale of so-called “anti-terrorism technologies,” could avail itself of the liability protections intended to be afforded by the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002, or the SAFETY Act.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$50,710,000	$58,316,500

Offering expenses(1)
Underwriting discount (5% of gross proceeds)	2,535,500	2,915,825
Legal fees and expenses (including blue sky services and expenses)	200,000	200,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	15,842	15,842
NASD registration fee	15,306	15,306
Miscellaneous expenses	68,352	68,352

Net proceeds
Held in trust	46,460,000	53,429,000
Not held in trust	1,320,000	1,577,175

Total net proceeds	$47,780,000	$55,006,175

Use of net proceeds not held in trust
Legal and accounting and other expenditures attendant to the structuring and negotiation of a business combination(2)	$250,000	18.9%	$250,000	15.9%
Due diligence (excluding accounting and legal due diligence) of prospective target businesses	250,000	18.9%	250,000	15.9%
Payment of administrative fee to Good Harbor Consulting, LLC ($7,500 per month for 24 months)	180,000	13.7%	180,000	11.4%
Legal and accounting fees relating to SEC reporting obligations	50,000	3.8%	50,000	3.2%
Working capital to cover miscellaneous expenses, D&O insurance and general corporate purposes	590,000	44.7%	847,175	53.6%

Total	$1,320,000	100.0%	$1,577,175	100.0%

(1)	A portion of the offering expenses have been paid from the initial investment we received from our initial securityholders.
(2)	The $250,000 allocated to legal, accounting and other expenditures of structuring and negotiating a business combination are amounts we expect to pay to attorneys and accountants that we retain throughout the process of structuring and negotiating a business combination, including the due diligence, merger negotiations and regulatory filings and approvals.

$46,460,000 or $53,429,000, if the representative’s over-allotment option is exercised in full, of net proceeds will be placed in a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or the distribution of the proceeds to our Class B stockholders. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination.

We expect that due diligence of prospective target companies will be undertaken and coordinated by our officers and directors. Our officers and directors may, depending on the nature of the proposed transaction and the target’s assets, hire industry specialists, market research firms, third party consultants or others to assist with the due diligence process, and we have estimated that approximately $250,000 (set forth under the line item entitled “Due diligence” (excluding accounting and legal due diligence) of prospective target businesses) may be spent in connection with such due diligence. Such amount will also be used to reimburse officers, directors and existing stockholders for their out-of-pocket expenses for due diligence.

The payment to Good Harbor Consulting, LLC, an affiliate of Richard A. Clarke, our Chairman, and Roger W. Cressey, our Vice Chairman, and John S. Tritak, a member of our Board of Directors, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and administrative support. This arrangement is for our benefit and is not intended to provide Messrs. Clarke, Cressey or Tritak with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Arlington metropolitan area, that the fee charged by Good Harbor Consulting, LLC is at least as favorable as we could have obtained from an unaffiliated person.

We intend to use approximately $150,000 of the working capital allocation for director and officer liability insurance premiums and hold the balance of $440,000, or $697,175 if the representative’s over-allotment option is exercised in full, in reserve in case due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our officers and directors in connection with activities on our behalf as described below. In addition, although we have no present intention to do so, we could in the future find it necessary or desirable to use a portion of the net proceeds not held in trust to make a down payment or fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular business combination. If so, any such amount would be based on the terms of the specific business combination and the amount of our available funds at the time. If we use a portion of our funds for such a purpose and the related business combination does not occur and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. The use of a portion of the funds to make a down payment or fund a no-shop provision increases the possibility that our officers and directors will be called upon to ensure that the proceeds in the trust fund are not reduced by the claims of vendors or other entities that are owed money by us. See “Proposed Business—Distribution of trust fund to Class B stockholders if no business combination.”

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended, will be used to finance the operations of the target business.

The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will only be invested in United States “government securities,” defined as any Treasury Bill issued within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940 which are treated as “cash items” as the term is used under Rule 3a-1 of the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Good Harbor Consulting, LLC the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial securityholders, including our officers and directors, or any of their affiliates, prior to, or for any services they render in order to effecuate, the business combination. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent the proceeds held outside of the trust account are insufficient to reimburse our directors, officers and securityholders for out-of-pocket-expenses, these out-of-pocket expenses, if any, would be treated as advances to us, and we would be obligated to repay them following a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A Class B stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event there is no business combination or if that Class B stockholder were to seek to convert such shares into cash in connection with a business combination which the Class B stockholder voted against and which we actually consummate. In no other circumstances will a Class B stockholder have any right or interest of any kind to or in the trust fund. Further, our initial securityholders, including our officers and directors, have agreed to vote any shares of Class B common stock held by them, whether acquired by them upon purchase of Series B units in this offering or in the open market, in favor of a proposed business combination approved by our board of directors. Under no circumstances will holders of common stock have any right or interest of any kind to or in the trust fund.

DILUTION

Throughout this “Dilution” section, the use of the term “our common stock” means and includes both our common stock and our Class B common stock unless the context requires otherwise.

The difference between the public offering price per share of our common stock, assuming no value is attributed to the Class W warrants and Class Z warrants included in the Series A units and Series B units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class B common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 31, 2005, our net tangible book value was a deficit of $80,051, or approximately $800.51 per share of common stock. After giving effect to the sale of 1,000,000 shares of common stock and 9,200,000 shares of Class B common stock included in the Series A units and Series B units, respectively, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2005 would have been $38,730,185, or approximately $4.63 per share, representing an immediate increase in net tangible book value of $805.14 per share to the existing stockholders and an immediate dilution of $0.34 per share or 6.8% to new investors not exercising their conversion rights, assuming holders of 19.99% of the Class B common stock exercise their conversion rights and vote against the business combination as described below. For purposes of presentation, our pro forma net tangible book value after this offering is $9,287,354 less and the number of shares outstanding is 1,839,080 less than they otherwise would have been because if we effect a business combination, the conversion rights to the Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares of Class B common stock sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of Class B common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Weighted average public offering price		$4.97
Net tangible book value before this offering	$(800.51)
Increase attributable to new investors	$805.14

Pro forma net tangible book value after this offering		4.63

Dilution to new investors		$0.34

The following table sets forth information with respect to our existing stockholders and the new investors:

	All Classes of Common Stock Purchased		Total Consideration		Weighted Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	100	0.0%	$500	0.0%	$5.00
New investors	10,200,000	100.0%	$50,710,000	100.0%	$4.97

	10,200,100	100.0%	$50,710,500	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(80,051)
Net proceeds from this offering	47,780,000
Offering costs excluded from net tangible book value before this offering	317,590
Less: Proceeds held in trust subject to conversion to cash ($46,460,000 x 19.99%)	(9,287,354)

$38,730,185

Denominator:
Shares of common stock outstanding prior to this offering	100
Shares of common stock included in the units offered	10,200,000
Less: Shares subject to conversion (9,200,000 x 19.99%)	(1,839,080)

8,361,020

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2005 on an actual basis and as adjusted to give effect to the sale of our Series A units and Series B units and the application of the estimated net proceeds derived from the sale of our Series A units and Series B units:

	Actual	As Adjusted
Class B common stock, $.0001 par value, no shares, actual, and 1,839,080 shares, as adjusted, subject to possible conversion, (conversion value $5.05 per share)	$—	$9,287,354

Stockholders’ equity:
Preferred stock, $.0001 par value, 5,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 40,000,000 shares authorized; 100 shares issued and outstanding, actual; 1,000,100 shares issued and outstanding, as adjusted	$1	$100
Class B common stock, $.0001 par value, 12,000,000 shares authorized; no shares issued and outstanding, actual; 7,360,920 shares issued and outstanding (excluding 1,839,080 shares subject to possible conversion), as adjusted	$—	$736
Additional paid-in capital	$247,999	$38,739,810
Accumulated deficit	$(10,461)	$(10,461)

Total stockholders’ equity	$237,539	$38,730,185

Total capitalization	$237,539	$48,017,539

If we consummate a business combination, the conversion rights afforded to our Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares of Class B common stock sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed consummation of a business combination, inclusive of any interest thereon, divided by the number of shares of Class B common stock sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources. This section should be read together with our audited financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus.

We were formed on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified entity that has an operating business in the security industry. Between August 2005 and December 2005, we sold 100 shares of common stock, 2,475,000 Class W warrants and 2,475,000 Class Z warrants for a total of $248,000. We intend to utilize cash derived from these transactions, the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely will also result in the resignation or removal of some or all of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the Series A units and Series B units, after deducting offering expenses of approximately $2,930,000 (or $3,310,325 if the representative’s over-allotment option is exercised in full), including underwriting discounts of approximately $2,535,000 (or $2,915,825 if the representative’s over-allotment option is exercised in full), will be approximately $47,780,000, or $55,006,175 if the representative’s over-allotment option is exercised in full. Of this amount, $46,460,000, or $53,429,000 if the representative’s over-allotment option is exercised in full, will be deposited in the trust account and the remaining $1,320,000, or $1,577,175 if the representative’s over-allotment option is exercised in full, will not be held in trust. We will likely use substantially all of the net proceeds of this offering, together with our existing cash, to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended to acquire a target business will be used as working capital to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective target businesses, performing business due diligence on target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, and reviewing corporate documents and material agreements of, prospective target businesses, selecting the target business to acquire and structuring negotiating and consummating the business combination. We anticipate approximately $250,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations of prospective target businesses and the structuring and negotiating of a business combination, $250,000 of expenses for the due diligence investigations of prospective target businesses, $180,000 for the administrative fee payable to Good Harbor Consulting, LLC ($7,500 per month for 24 months), $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $590,000 (or $847,175 if the representative’s over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses and reserves, including approximately $150,000 for director and officer liability insurance premiums. Although no assurances can be given, we believe, based on the acquisition and transactional experience of members of our management team, that the proceeds not held in trust will be sufficient to meet the expenditures required for operating our business prior to the consummation of a business combination in the security industry and that we will not need to raise additional funds following this offering to meet those expenditures. However, we may need to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate a business combination that we deem desirable or suitable for us. We have not, however, engaged or retained, had any discussions with, or entered into any agreement with, any third party regarding any potential additional funding for a business combination. If we do determine to seek such additional funds, we would only consummate such a financing simultaneously with the consummation of a business combination.

We are obligated, commencing on the date of this prospectus, to pay to Good Harbor Consulting, LLC, an affiliate of Messrs. Clark, Cressey and Tritak, a monthly fee of $7,500 for general and administrative services.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 25,000 Series A units and/or up to a total of 230,000 Series B units. We estimate that the value of this option is approximately $775,000 using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45.722%, (2) risk-free interest rate of 4.32% and (3) contractual life of 5 years.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on August 10, 2005, to serve as a vehicle for the acquisition of an entity with an operating business in the security industry.

The security industry

We believe corporations and governments around the world are increasingly faced with a range of threats for which they are seeking security solutions. These threats include physical theft, identity theft, intellectual property compromise, vandalism, counterfeiting, fraud, industrial espionage, and ultimately terrorism. Those creating the threats range from individuals within an organization (the insider threat), to freelance criminals, to organized criminal enterprises, to competing companies, to terrorist groups, and nation state actors. Many of these threats can now be manifested both in the physical dimension and in cyberspace. The business opportunity in this large and evolving market is not limited to just the United States — the security threat and market opportunity is global.

Security threats to corporations can reduce productivity and profitability, risk brand reputation and value and damage market share. Security threats to governments can compromise sensitive information, damage infrastructure, cause fatalities, and effect the overall economy. In the global economy, threats can come from throughout the world, increasing the number and sophistication of the security challenges.

Corporations and governments seek new technologies and solutions to engage in the spectrum of effective security risk management, to include deterring, preventing, mitigating, and recovering from security threats and attacks. A range of solutions are available from companies, including both traditional security products and services and new technologies designed specifically to address the emerging threats. In this regard, we believe the growing convergence between physical and cybersecurity is a particular important development. Bringing these two security elements together allows for more complete and integrated security management and a more effective way to manage and mitigate risks.

It is our intention to become a premier provider of security solutions and a strategic partner for addressing domestic and international security concerns. We have grouped security solution providers into nine categories, which demonstrate the breadth of the security sector.

Cyber/Internet security

Information systems and networks comprising cyberspace and the Internet provide the backbone for many activities essential to the transaction of domestic and international business. We believe reliance on these interconnected and interdependent systems and networks is no longer an option, but an economic imperative. Cyber attacks by individuals and groups both inside and outside corporate and government organizations are increasing in sophistication, speed, and severity. We plan to focus on companies that provide technology and management solutions that help prevent, protect, mitigate, respond to and recover from cyber attacks against individual enterprises, industry sectors, as well as the Internet itself. Technology areas of interest to us include:

•	enterprise information technology, or IT, security, in particular critical asset identification, vulnerability assessment, remediation and patch management, and compliance auditing;

•	software security, including quality assurance systems that ensure security is incorporated into software development and maintenance cycles and “lock down” methods that prevent unauthorized tampering of software code;

•	data and information security, including encryption and authentication of end-users and devices;

•	protocol improvements to strengthen the Internet’s infrastructure, especially the Domain Name Service and Border Gateway Protocol; and security of process control systems and supervisory control and data acquisition systems.

Detection technologies

We believe integrated networks of highly effective sensors are critical to prevention and protection strategies for terrorist threats. The major categories of concern are chemical, biological, radiological, nuclear and explosives. The markets for detection devices include government agencies, municipalities, building management, event protection, military, and commercial securitization of goods in transit. The worldwide market for detection equipment was estimated at $2 to $4 billion in 2004 according to the Lehman Brothers Annual Security Industry Report 2004. The deployment of the sensors and integrative systems are used in three modes:

•	to detect and intercept threats before deployment;

•	to identify that a chemical, biological or radiological release is underway; and

•	to measure the extent of attack or outbreak for consequence management.

Explosive detection is critical at access checkpoints and increasingly for military force protection for improvised explosive devices. The use of new explosives that foil traditional technologies requires new sensor modalities. Similarly, radiation detection of gamma and neutron emitters is necessary to foil cross border smuggling of radioactive material that could become a dirty bomb or special nuclear materials. The threat of chemical and biological agents deployed in public areas requires highly sensitive detection networks to detect chemical and biological releases. In cargo security, increasingly governments are seeking to shift responsibility to shippers to use sensors to confirm that their cargo is threat free and has not been breeched in transit. Increasingly the sensor information will integrate into sophisticated information networks to assure threat free environments and conveyances.

Asset tracking

As discussed in the section above on detection technologies, we believe the cargo transportation system is highly vulnerable to intrusion because of the successive transfer of custody to different entities from origin to destination. This creates surprisingly easy access to cargo conveyances for terrorism, smuggling, theft and trade fraud. In order to secure or validate that shipments have not been breached, smart devices must be deployed that capture multiple sensor inputs. These sensors will indicate intrusion and the potential presence of radioactive materials, explosives or carbon dioxide from stowaways. The information gathered must be securely transmitted, such as through the use of radio frequency identification, wireless mesh networks, and global positioning satellites. We believe there are market opportunities not only with governments but with commercial enterprises seeking expedited clearance, reduced losses and greater transparency on shipping efficiency and effectiveness. The same technologies have deployment potential for asset tracking to avoid theft, improve productivity and enhance supply chain management.

Identity and access management

Identity theft is widespread globally and is spurring interest in identity management technologies and systems. Governments are instituting new regulatory requirements for identity protection. The evolving ID verification sector of security is incorporating a variety of technologies to combat increasing threats of identity theft, product piracy and counterfeiting. This includes digital rights management to ensure stronger security and controlling access of media and documents. There is an escalating increase in the counterfeiting of personal ID documents such as passports, drivers’ licenses and other cards. We believe biometrics is a major technology that will play an increasingly significant role in identity and access management, both in public and private sector. The U.S. Department of Homeland Security is encouraging the use of this technology, which uses an individual’s personal physical attributes to confirm identification, in promoting aviation and border security. Biometric data is now being embedded in wireless smart cards. Technologies used in the authentication and verification of documents include holograms, radio frequency ID and ink based (covert and overt) markings.

Secure communications

We believe secure and interoperable communications have become a more critical area for security specialists, particularly after the highly publicized breakdown of communications among first responders at the World Trade Center terrorist attack in New York. Companies have moved into this sector to improve interdepartmental communications, particularly through wireless transmissions. The annual market for two-way radio networking and interoperability solutions for first responders, critical infrastructure and industrial use was over $4.5 billion in 2004 and is expected to grow significantly over the next few years according to the Federal Communication and SmarkLink Research. These areas have been identified as high priorities by the Department of Homeland Security. A related communications area is the interceptor (or wiretapping) sector, which has expanded since the passage of such legislation as the Communications Assistance for Law Enforcement Act. In the post 9/11 environment, the Justice Department and the FBI called for the expansion of this law to authorize the installation of wiretaps on Internet traffic and other types of digital communications. An important emerging area is the security of Voice over Internet Protocol communications.

Smart surveillance

The smart surveillance sector is one of the fastest growing sectors of the security industry with double digit growth projections per annum in the United States between 2000 and 2004, according to the Lehman Brothers Annual Security Industry Report 2004. This growth is being driven by the introduction of digital technology to replace older analog systems and the proven value of video surveillance in some recent high profile investigations including the terrorist bombings in London. Through the digital systems, video images can be more easily stored, retrieved and searched. In addition, new software is being employed to create an open IT infrastructure to better distribute and manage video content. The combination of behavioral technologies and intelligence software will further advance surveillance capabilities. Object tracking and analysis technology is being incorporated into many systems that activate the video upon the occurrence of certain predetermined events. The global market size for video equipment and installation has been estimated by Lehman Brothers Annual Security Industry Report 2004 at $5 to $6 billion in 2004, with the United States accounting for approximately $2 to $3 billion.

Bio/food safety

Threats to the food supply have great security and safety implications and go beyond bioterrorism concerns. Of particular concern is the potential use of bacteria, viruses and toxins to contaminate the food supply. We believe advances in monitoring and tracking technologies used to ensure the safety of the cold chain for perishables provide a springboard for broader food supply protection. Likewise, we believe there is a requirement for vastly improved monitoring for the agricultural sector to prevent and identify early deliberate introductions of biological threats such as Foot and Mouth Disease and Bovine Spongiform Encepthalopathy for livestock or soybean rust resulting in crop destruction. While not directly human threatening, these threats could result in substantial economic destruction. The technologies under development have additional potential in improving the overall safety of the food supply from careless or negligent contamination and spoilage.

Security management and consultation

We believe there is a growing requirement in public and private sectors for professional services that support development of continuity of business operations plans, consequence management, threat management, crisis management and risk mitigation. Such services go beyond the acquisition of technologies and require development of policies and procedures to ensure a reduction of risk and fulfillment of regulatory obligations.

Physical protection

The physical protection sector, principally the protection of physical facilities, encompasses a broad range of security products and services, including guards, alarms and security systems integrators. We believe this is reflected in the move by many enterprises toward installing comprehensive and integrated solutions that incorporate the latest security technologies for personnel surety and supply chain and partner vetting. The core of these systems is access control software that integrates alarms, video, biometrics, fire detection and suppression and other security (and non security) components. Companies offering physical protection include firms providing electronic perimeter security, blast protection, armoring specialists and manufacturers of general security products. According to Securitas and the Lehman Brothers Annual Security Industry Report 2004, there are more than 13,000 guarding companies in the U.S., and total global sales in this sector were estimated to have been $35 billion in 2004.

We have not prioritized among any of these security segment categories and do not currently have a preference as to which category or categories we would prefer to consummate a business combination.

We have not conducted any research to date in an effort to identify the number or characteristics of potential acquisition candidates or to analyze the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above or that we will be able to engage in a business combination with a target business on favorable terms.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations we may ultimately undertake. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its securityholders, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

We have not identified a target business

To date, we have not selected or approached any target business for a business combination. Moreover, neither we nor any of our affiliates, agents or representatives has had any contact or discussions, directly or indirectly, with representatives of any other company regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with such company nor have we, nor any of our affiliates, agents or representatives, been approached, directly or indirectly, by any potential candidates (or representatives of any potential candidates) with respect to such a transaction or by any unaffiliated party with respect to a potential candidate or a potential transaction with such a candidate. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate. Moreover, we have not engaged or retained any agent or other representative to identify or locate any such acquisition candidate on our behalf. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitation that a target entity have an operating business in the security industry and have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Because the areas in which we plan to focus our search for target businesses are very large, diverse and include a significant number of participants, we believe that there are a large number of potential targets, but we are not able to identify the number of potential target businesses or sellers or to identify any particular candidates by name. We have not conducted any research with respect to identifying potential acquisition candidates for our company or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, based on our management’s experience both in the security industry and in connection with transactions involving the acquisition of operating businesses, we believe that there are numerous acquisition candidates for us to target in the security industry. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. The candidates comprising the list of potential business combinations will be examined through analysis of available information and general due diligence. We will then narrow our search for potential target opportunities through this due diligence process, focusing on what we determine are the most promising businesses to target. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, meetings or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus or our other public filings and reports and know the types of businesses we are targeting. Our initial securityholders, including our officers and directors, and their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis (other than HCFP/Brenner Securities in the manner described below), we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation to them in an amount and on such terms to be determined at the time of the engagement in an arm’s length negotiation. A finder’s fee or other compensation payable by us might be conditioned, in whole or in part, on the consummation of the related acquisition and would be a percentage of the fair market value of the transaction, with the percentage to be determined on an arm’s length basis based on market conditions at the time we enter into an agreement with a finder or broker. If we are approached on an unsolicited basis, we may pay a finder’s fee or other compensation, as agreed upon with that party. In no event, however, will any of our initial securityholders, including our officers and directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for services they render in order to effectuate, or otherwise in connection with, the consummation of a business combination from us or any other entity or person.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target entity that has an operating business in the security industry and have a fair market value that is equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Moreover, there is no limitation on our ability to raise additional funds through the sale of our securities or through loan transactions that would, if we were successful in raising such funds, enable us to acquire a target company with a fair market value significantly in excess of 80% of our net assets.

In evaluating a prospective target business in the security industry, our management will consider, among other factors, the following:

•	financial condition and results of operations (although we have no specific measurements of financial condition or results of operations in mind);

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	whether, and the extent to which, the target will likely be required to raise debt and/or equity financing in the future;

•	competitive position;

•	barriers to entry into other industries;

•	the diversity of and historical revenues generated by the products, processes or services;

•	the extent to which some or all of the products are still in the research and development stage;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive, although we are not currently aware of any other criteria that may be material to our evaluation. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. Although any business combination we complete will be with an entity that has an operating business in the security industry, such entity may also provide products and services with other applications. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intent to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination). We will pay the representative a cash fee at the closing of our business combination of $1,500,000.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate such a business combination, although we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis), we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although the proxy statement that we deliver to stockholders in connection with the proposed transaction and the Current Report on Form 8-K that we file with the SEC announcing the entering into of the acquisition agreement will provide that copies will be provided to stockholders and potential investors who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Determining the offering amount

In determining to value the offering at $50,710,000, in consultation with the underwriters, we considered the viable size ranges of a target business in the security industry for which we could reasonably be expected to complete a successful acquisition following this offering. It was determined that if we were to seek to complete an offering that was valued at an amount significantly less than this offering, we would encounter significant competition from venture capital firms for target businesses in the security industry. Therefore, we considered offering sizes in ranges at or above the size of this offering. It was determined that if we were to seek to complete an offering that is significantly larger than this offering, we would have materially greater funds in the trust fund and the size of the business combination we would seek to complete would have to be significantly larger. In such case, we believe that the likelihood that we would be competing with leveraged buy-out firms for target businesses in the security industry would be significant. We believe we would be at a competitive disadvantage with leveraged buy-out firms because such firms would generally be able to complete a transaction more quickly than we, since we must have a business combination approved by a majority of the Class B stockholders cast at a meeting. If choosing between a competing bid from us and a leveraged buy-out firm, such target business may be less inclined to take the risk associated with a likely longer period for us to solicit the approval of our stockholders and the possibility that our Class B stockholders will not approve the transaction. We also considered that larger target businesses would have other exit strategies available to them, such as buyouts, direct financing sources and credit facilities.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. If we acquire a single operating business, the prospects for our success may be entirely dependent upon the future performance of such single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the security industry, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, in the event our business combination involves the simultaneous acquisition of several related businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Although we expect all of our key personnel to remain associated with us in a senior management or advisory position following a business combination, it is possible that some of them will not devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to our company after the consummation of the business combination. While the personal and financial interests of such individuals may cause them to have a conflict of interest in determining whether a potential business combination is most appropriate for us and influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with our company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. For a complete discussion of the potential conflicts of interest of our management, see the section below entitled “Management — Conflicts of interest.”

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers will have the skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Class B stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our Class B stockholders for approval, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with seeking Class B stockholder approval of a business combination, we will furnish our Class B stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. These materials will also be mailed to the holders of our common stock although their vote will not be solicited.

We will not proceed with a business combination if the holders of a majority of the shares of Class B common stock present and voting fail to vote in favor of the business combination at the meeting to approve such combination or if stockholders owning 20% or more of the outstanding shares of Class B common stock both exercise their conversion rights and vote against the business combination. Our initial securityholders, including our officers and directors, have agreed to vote any shares of Class B common stock held by them, whether acquired by them upon purchase of Series B units in this offering or in the open market, in favor of a proposed business combination approved by our board of directors.

Conversion rights

At the time we seek Class B stockholder approval of any business combination, we will offer each Class B stockholder the right to have his, her or its shares of Class B common stock converted to cash if he, she or it votes against the business combination and the business combination is approved and completed. Our initial securityholders, including our officers and directors, have agreed to vote any shares of Class B common stock held by them, whether acquired by them upon purchase of Series B units in this offering or in the open market, in favor of a proposed business combination approved by our board of directors. Further, the holders of our common stock will not be entitled to seek conversion of their shares. The actual per-share conversion price will be equal to the amount in the trust fund inclusive of any interest (calculated as of two business days prior to the proposed consummation of the business combination), divided by the number of shares of Class B common stock sold in this offering. Without taking into account any interest earned on the trust fund, the initial aggregate conversion price of the two shares of Class B common stock included in the Series B units would be $10.10, which is equivalent to the Series B unit offering price of $10.10. An eligible Class B stockholder may request conversion at any time after the mailing to our Class B stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the Class B stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting, but may not be withdrawn once the vote is taken with respect to the business combination. It is anticipated that the funds to be distributed to Class B stockholders entitled to convert their shares of Class B common stock who elect conversion will be distributed promptly after completion of a business combination. Any Class B stockholder who converts his, her or its stock into his, her or its share of the trust fund still has the right to exercise the Class W warrants that he, she or it received as part of the Series B units. We will not complete any business combination if the holders of a majority of the shares of Class B common stock present and voting fail to vote in favor of the business combination at the meeting to approve such combination or if Class B stockholders, owning 20% or more of the shares of Class B common stock outstanding, both vote against the business combination and exercise their conversion rights.

Distribution of trust fund to Class B stockholders if no business combination

If we do not complete a business combination within 18 months after the completion of this offering, or within 24 months after the completion of this offering if the extension criteria described below have been satisfied, our charter requires that we distribute to all of our Class B stockholders, in proportion to their respective equity interest in the Class B common stock, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, and all then outstanding shares of Class B common stock will be automatically cancelled. There will be no distribution from the trust fund with respect to our common stock or our Class W warrants and Class Z warrants. Our charter provides that certain provisions that apply prior to a business combination, including those provisions relating to the distribution of the trust fund if no business combination occurs within the prescribed time periods, can not be amended. Our counsel has advised us that these restrictions on charter amendments may not be enforceable under Delaware law. Nevertheless, we view these business combination procedures in our charter and this prospectus as obligations to investors and we will not propose any amendment to these procedures to our stockholders.

Without taking into account any interest earned on the trust fund, the initial aggregate conversion price of the two shares of Class B common stock included in the Series B units would be $10.10, which is equivalent to the Series B unit offering price of $10.10. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our Class B stockholders. We cannot assure you that the actual distribution per share of Class B common stock will not be less than $5.05, plus interest, due to claims of creditors. If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to our Class B stockholders, each of our officers and directors has severally agreed that he will be personally liable, to the extent of his pro rata direct or indirect beneficial ownership of our securities owned by our officers and directors, prior to the consummation of this offering, to ensure that the proceeds in the trust fund are not reduced by the claims of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind to any amounts held in the trust fund and only to the extent necessary to ensure that such loss, claim or liability does not reduce the amount in the trust fund. However, we cannot assure you that these individuals will be able to satisfy those obligations.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the completion of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the completion of this offering, we will then notify the trustee of the trust fund to commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our Class B stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

A Class B stockholder shall be entitled to receive funds from the trust fund only in the event we do not complete a business combination within the applicable time periods or if the Class B stockholder elected to convert his, her or its shares into cash upon our completion of a business combination and voted against such business combination and such business combination is actually completed by us. In no other circumstances shall a Class B stockholder have any right or interest of any kind to or in the trust fund. Further, our initial securityholders, including our officers and directors, have agreed to vote any shares of Class B common stock held by them, whether acquired by them upon purchase of Series B units in this offering or in the open market, in favor of a proposed business combination approved by our board of directors. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust fund.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the completion of this offering, or within 24 months after the completion of this offering if the extension criteria described above have been satisfied, we will be dissolved and any remaining net assets, after the distribution of the trust fund to our Class B stockholders, will be distributed to the holders of our common stock. It is likely, however, that our remaining net assets will be minimal following the expenditures incurred in connection with the attempt to complete a business combination and, accordingly, such holders are likely to lose all or substantially all of their investment. Accordingly, the holders of our common stock will receive distributions on liquidation only in the event that the amount of proceeds not held in trust exceeds the expenses we incur.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 41 blank check companies with more than $2.3 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to the completion of a business combination. Additionally, we will be subject to competition from other companies looking to expand their operations through the acquisition of a target business.

Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Based on our management’s experience both in the security industry and in connection with transactions involving the acquisition of operating businesses, we believe there are numerous potential target businesses in the security industry that we could acquire with the net proceeds of this offering. However, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek Class B stockholder approval of a business combination may delay the completion of a transaction and/or make it less likely that a potential target business will want to enter into an acquisition agreement with us;

•	our obligation to convert into cash shares of Class B common stock held by our Class B stockholders if such holders both elect to exercise their conversion rights and vote against the business combination may reduce the resources available to us for a business combination; and

•	our outstanding warrants and options, including the underwriter’s purchase option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities with a business objective similar to ours in acquiring a target business on favorable terms.

The security industry is highly competitive. If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, many of our target business’ competitors in the security area are likely to be significantly larger and have far greater financial and other resources than we will. Some of these competitors may be divisions or subsidiaries of large, diversified companies that have access to financial resources of their respective parent companies. Our target business may not be able to compete effectively with these companies or maintain them as customers while competing with them on other projects. In addition, it is likely that our target business will face significant competition from several smaller companies that have specialized capabilities in similar areas. We cannot accurately predict how our target business’ competitive position may be affected by changing economic conditions, customer requirements or technical developments. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively.

Facilities

We maintain our executive offices at 4100 North Fairfax Drive, Arlington, VA 22203. The cost for this space is included in the $7,500 per-month fee Good Harbor Consulting, LLC charges us for general and administrative services pursuant to a letter agreement between us and Good Harbor Consulting, LLC. We believe, based on rents and fees for similar services in the Arlington metropolitan area, that the fee charged by Good Harbor Consulting, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have four executive officers, all of whom are also members of our board of directors. These individuals have other business interests and are not obligated to contribute any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for a business combination and the stage of our business combination process. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating that target business and negotiating and processing the business combination (and consequently more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and audited financial statements

We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, our management will provide our stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to Class B stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the representative will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$46,460,000 of the net offering proceeds will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company.	$43,357,050 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $46,460,000 of net offering proceeds held in trust will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940 which are treated as “cash items” as the term is used in Rule 3a-1 of the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

Trading of securities issued	The Series A units and Series B units may commence trading on or promptly after the date of this prospectus. The common stock and Class Z warrants comprising the Series A units and the Class B common stock and Class W warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our Series A units and Series B units in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes audited financial statements reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock, Class B common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The Class W warrants and Class Z warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the funds in the trust account have been distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our Class B stockholders the opportunity to vote on the business combination. In connection with seeking Class B stockholder approval, we will send each Class B stockholder a proxy statement containing information required by the SEC. A Class B stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a Class B stockholder who does not follow these procedures or a Class B stockholder who does not take any action would not be entitled to the return of any funds. Holders of common stock will not have an opportunity to vote on the business combination nor will they be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of trust funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Burden of expenses	Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discount and commissions relating to the sale of both our Series A units and Series B units and it is their investment monies that will be used to operate the business. Class B stockholders will bear no portion of either the offering expenses or our operating expenses.	All investors share ratably in the offering expenses and the operating expenses.

Distribution of assets in the event no business combination is completed

In the event no business combination is completed within the applicable time period, we will distribute the funds held in trust only to the holders of our Class B common stock. In such event, holders of our common stock will be entitled to receive only those of our assets that were not placed in the trust and that are still remaining, if any, and, as a result, such holders are likely to lose all or substantially all of their investment.

All investors receive their pro rata portion of the proceeds on distribution of the trust fund and all investors receive their pro-rata portion of any other net assets remaining.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Richard A. Clarke	55	Chairman
Roger W. Cressey	40	Vice Chairman
Ralph S. Sheridan	56	Chief Executive Officer, Secretary and Director
Thomas J. Colatosti	57	President, Treasurer and Director
John C. (Jack) Mallon	71	Director
Brian L. Stafford	58	Director
John S. Tritak	45	Director

Richard A. Clarke has been our Chairman since August 2005. Mr. Clarke is a best selling author, a faculty member at Harvard’s Kennedy School of Government, and an on-air consultant for ABC News and was until recently a columnist for The New York Times. Since 2003, he has been the Chairman of Good Harbor Consulting, LLC, which provides strategic advice and counsel in the areas of homeland security, cyber security, critical infrastructure protection and counterterrorism. Previously, Mr. Clarke served in the federal government for thirty years. His career involved assignments in the Pentagon, the intelligence community, the State Department and the White House. During the administration of Ronald Reagan, Mr. Clarke was Deputy Assistant Secretary of State for Intelligence. In 1989, President Bush nominated him to the Senate as Assistant Secretary of State, a position he held until moving to the White House in 1992. He served in the White House from 1992 to 2003 for the first President Bush, President Clinton and the incumbent President Bush. That service set a record for continuous tenure on the National Security Council staff. Among the positions Mr. Clarke held there were Special Assistant to the President for Global Affairs and later National Coordinator for Security and Counter-terrorism, and Special Advisor to the President on Cybersecurity. Mr. Clarke received a B.A. from the University of Pennsylvania and an M.S. from the Massachusetts Institute of Technology.

Roger W. Cressey has been our Vice Chairman since August 2005. Since 2003, Mr. Cressey has served as an on-air counterterrorism analyst for NBC News. Since October 2002, Mr. Cressey has been the President of Good Harbor Consulting, LLC, which provides strategic advice and counsel in the areas of homeland security, cyber security, critical infrastructure protection and counterterrorism. From November 2001 to September 2002, Mr. Cressey served as Chief of Staff to the President’s Critical Infrastructure Protection Board at the White House. From 1999 to November 2001, Mr. Cressey served as Director for Transnational Threats on the National Security Council staff, where he was responsible for coordination and implementation of United States counterterrorism policy. During this period, he managed the U.S. Government’s response to the Millennium terror alert, the USS COLE attack, and the September 11th attacks. Prior to his White House service, from 1995 to 1999, Mr. Cressey served in the Department of Defense, including as Deputy Director for War Plans. From 1991 to 1995, he served in the Department of State working on Middle East security issues. Mr. Cressey also served overseas in temporary assignments with the U.S. Embassy in Israel during periods of 1992 and with United Nations peacekeeping missions in Somalia during periods of 1993 and the former Yugoslavia during periods of 1996 through 1998. From 2000 to 2005, Mr. Cressey served as an Adjunct Professor at Georgetown University, where he taught a graduate course on U.S. counter-terrorism policy. Mr. Cressey received his B.A. from the University of Massachusetts at Lowell and an M.A. in Security Policy Studies from The George Washington University.

Ralph S. Sheridan has been our Chief Executive Officer and Secretary and a Director since August 2005. Mr. Sheridan is a frequent spokesman on technology solutions to complex security problems with particular emphasis on cargo crime and cross border trade, detection of nuclear materials and cyber threats to process control systems. Since June 2003, Mr. Sheridan has been the Managing Partner of Value Management LLC, which provides technology start-up assistance, realignment and business development advisory services. From

1993 to May 2003, Mr. Sheridan was the President and Chief Executive Officer of American Science & Engineering, Inc., a Nasdaq listed company that provides X-ray detection equipment and contract technology development for the detection of explosives, drugs, weapons and illegal immigrants, as well as manifest verification for cargo. From 1990 to 1993, Mr. Sheridan served as the President of Value Management Corp., a consulting and investment banking firm founded by Mr. Sheridan which focused on turnarounds of technology businesses. From 1987 to 1989, Mr. Sheridan was President and Chief Executive Officer of HEC Energy Corp., an energy services company. Prior to that, from 1981 to 1986, Mr. Sheridan held positions in business development and international operation at Combustion Engineering, Inc., an engineering services and systems company, including Vice President of Operations from 1984 to 1986 for the Engineered Systems and Controls Group that he built from four acquisitions. From 1976 to 1981, Mr. Sheridan held positions in business development and international operations at Continental Group, a diversified packaging, financial services and gas pipeline company. From 1974 to 1976, Mr. Sheridan held positions at W.R. Grace, a specialty chemicals and materials company. He currently serves on the Board of Ion Signature Technologies, a private company focused on advanced data analysis software for analytical instrumentation, and the Advisory Board of Allegent Technology Group, a private company developing enterprise security management software. Mr. Sheridan received a B.S. in Chemistry and an M.B.A. from Ohio State University.

Thomas J. Colatosti has been our President and Treasurer and a Director since August 2005. Since June 2002, Mr. Colatosti has been the President and Chief Executive Officer of American Security Ventures, which provides strategic management services and capital resources to emerging and developing companies in the biometric and homeland security industries. Mr. Colatosti is also the Chairman of the Board of Directors and Co-CEO of BIO-Key International, Inc., an OTC Bulletin Board listed company that develops advanced biometric finger identification and wireless mobile technologies. Prior to founding American Security Ventures, from 1997 to May 2002, Mr. Colatosti was President and Chief Executive Officer of Viisage Technology, Inc., a Nasdaq listed company that provides biometric face-recognition technology and highly secure identification documents and systems. Before joining Viisage, from 1995 to 1997, Mr. Colatosti was President and Chief Executive Officer of CIS Corporation, a provider of software solutions for higher education. From 1973 until 1995, Mr. Colatosti worked at Digital Equipment Corporation (DEC), a large multinational computer company. As Vice President of the Government Systems Group, a billion dollar revenue division of DEC, he was responsible for all products and services to the federal government, aerospace, electronics and manufacturing industries. Mr. Colatosti also currently serves on the board of several privately held companies and non-profit organizations. He also served on the Board of Advisors of Saflink Corporation, a Nasdaq listed provider of software security solutions. Mr. Colatosti is a decorated Vietnam veteran. He received a B.S. and an M.B.A. from Suffolk University.

John C. (Jack) Mallon has been a member of our Board of Directors since August 2005. Since 1995, Mr. Mallon has been the Senior Managing Director of Mallon Associates (formerly a division of C.E. Unterberg, Towbin), an investment bank exclusively serving the global security industry. Mr. Mallon also publishes Mallon’s Security Report, a quarterly financial newsletter reporting on trends in the industry and tracking public companies (engaged in security) on stock exchanges around the world. He is also a co-sponsor of the Barnes, Buchanan & Mallon Security Conference, an industry conference held annually for the past ten years in Palm Beach, Florida. From 1970 to 1991, he was co-founder, President and Vice Chairman of IBI Security Services, Inc., a former public company engaged in alarm, guard and armored carrier services. He is currently Chairman of IBI Armored Services, a private company that provides armored carrier, high value shipping and money processing services. Prior to earning a law degree and entering the security industry, he was a police and investigative reporter, and later labor editor, for the New York Daily News. Mr. Mallon received his B.S. from Columbia University and an L.L.B. from St. John’s University School of Law.

Brian L. Stafford has been a member of our Board of Directors since August 2005. Mr. Stafford has agreed to serve as the Vice Chairman of the Board of Directors of LexisNexis Special Services Inc., a risk management company. Mr. Stafford makes numerous television appearances and speaks to corporate and community groups about leadership and security issues. From February 2003 to July 2004, Mr. Stafford served as the Managing Director and a member of the Board of Directors of Seisint, Inc. and, from March 2004 to July 2004, he served as the Chairman of Seisint, Inc., a private technology company sold to Reed Elsevier in July 2004. From 1971 to January 2003, Mr. Stafford held positions in the United States Secret Service. He safeguarded Presidents Nixon, Ford, Carter, Reagan, Bush and Clinton and served as the agency’s lead executive under both Presidents Clinton and George W. Bush. His assignments included the Special Agent in Charge of the Presidential Protective Division and overseeing all security for designated National Special Security Events, including the Democratic and Republican National Conventions, the Presidential Inauguration, Super Bowl XXXVI and the 2002 Winter Olympics. From March 1999 to January 2003, Mr. Stafford was the Director of the United States Secret Service. Mr. Stafford currently serves as a Director of McKinley Capital Management, an institutional money manager; a Director of Flagship Healthcare Management, a health management company; and Vice Chairman of the National Center for Missing and Exploited Children. Mr. Stafford is a Vietnam War veteran. He received a B.A. and an honorary Doctor of Humane Letters from Mount Union College, where he is also a Trustee.

John S. Tritak has been a member of our Board of Directors since August 2005. Since April 2003, he has been Chief Executive Officer of Good Harbor Consulting, LLC, which provides strategic advice and counsel in the areas of homeland security, cyber security, critical infrastructure protection and counterterrorism. From 1999 to February 2003, Mr. Tritak was the Director of the U.S. Government’s Critical Infrastructure Assurance Office (CIAO), a federal interagency organization created by presidential directive in 1998 to coordinate the development and implementation of U.S. policy on securing the nation’s critical infrastructures. From 1999 to February 2003, Mr. Tritak was a member of the President’s Critical Infrastructure Protection Board. Before joining the CIAO, from 1996 to 1999, Mr. Tritak was an attorney with the law firm of Verner, Liipfert, Bernhard, McPherson and Hand, Chartered. From 1989 to 1993, Mr. Tritak served in numerous positions in the State Department’s Bureau of Politico-Military Affairs, including: Deputy Director for Defense Relations and Security Assistance, where he was responsible for coordinating U.S. efforts in security assistance and defense trade in Europe, Africa, and the Middle East; Deputy Director of the Bureau’s Office of Policy Analysis, where he advised on matters relating to postwar Persian Gulf security; Deputy Political Advisor to the commander-in-chief of U.S. Central Command in Riyadh, Saudi Arabia, during Operation Desert Shield; and State Department adviser to the U.S. delegation negotiating the Strategic Arms Reduction Treaty in Geneva, Switzerland. Mr. Tritak received a B.S. from the State University of New York at Brockport and an M.A. in War Studies from the University of London, King’s College. He earned his J.D. from the Georgetown University Law Center.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Thomas J. Colatosti and John S. Tritak, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of John C. (Jack) Mallon and Brian L. Stafford, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Richard A. Clarke, Roger W. Cressey and Ralph S. Sheridan, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently is a principal of, or affiliated with, a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Executive compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Good Harbor Consulting, LLC, an affiliate of Messrs. Clarke, Cressey and Tritak, a fee of $7,500 per month for providing us with office space and certain office and administrative services. However, this arrangement is solely for our benefit and is not intended to provide any of Messrs. Clarke, Cressey or Tritak compensation in lieu of a salary.

No other initial securityholder of ours is an officer, director or principal of Good Harbor Consulting LLC. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial securityholders, including our officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, they will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to or will commit his full time to our affairs, and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “— Directors and Executive Officers.”

•	Our officers and directors may be or in the future may become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Our directors own warrants that are subject to lock-up agreements restricting their sale until a business combination is successfully completed. Accordingly, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, such individuals may purchase units in the offering and in the open market. However, such individuals have agreed to vote any shares of Class B common stock held by them, whether acquired by them upon purchase of Series B units in this offering or in the open market, in favor of a proposed business combination approved by our board of directors. These individuals may not have the same interests as other Class B common stockholders.

•	Our directors and officers may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services following the business combination. Therefore, the personal and financial interests of our directors and officers, including the desire for reimbursement of expenses, if any, in excess of funds not held in trust, may influence their motivation in identifying and selecting a target business, and completing a business combination in a timely manner.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination or the distribution of the trust fund to the Class B stockholders, or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. Mr. Colatosti has a pre-existing fiduciary duty to present business opportunities to BIO-Key International Inc. in the areas of biometric finger identification and wireless mobile technologies.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing securityholders, including our officers and directors, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Since any opinion, if obtained, would merely state that the business combination is fair to our stockholders from a financial point of view, it is not anticipated that copies of such opinion would be distributed to our stockholders, although the proxy statement that we deliver to stockholders in connection with the proposed transaction and the Form 8-K we file announcing the entering into the acquisition agreement will provide that copies will be provided to stockholders and potential investors who request it.

None of our officers or directors has any prior involvement with blank check companies.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock and Class B common stock as of March 8, 2006 on an actual basis, and as adjusted to reflect the sale of our common stock included in the Series A units and our Class B common stock included in the Series B units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Common Stock						Class B Common Stock
	Before Offering			After Offering			Before Offering		After Offering
	Number		Percent	Number		Percent	Number	Percent	Number	Percent
Ralph S. Sheridan	100	(2)	100%	100	(2)	*	—	—	—	—
Richard A. Clarke	0	(3)	0%	0	(3)	*	—	—	—	—
Roger W. Cressey	0	(4)	0%	0	(4)	*	—	—	—	—
Thomas J. Colatosti	0	(5)	0%	0	(5)	*	—	—	—	—
John C. (Jack) Mallon	0	(6)	0%	0	(6)	*	—	—	—	—
Brian L. Stafford	0	(7)	0%	0	(7)	*	—	—	—	—
John S. Tritak	0	(8)	0%	0	(8)	*	—	—	—	—
Good Harbor Consulting, LLC	0	(9)	0%	0	(9)	*	—	—	—	—
All executive officers and directors as a group (7 persons)	100	(10)	100%	0	(10)	*	—	—	—	—

*	Less than 1%

(1)	Unless otherwise noted, the business address of each of the following is 4100 North Fairfax Drive, Arlington, VA 22203.

(2)	Does not include 1,252,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Sheridan that are not exercisable and will not be exercisable within the next 60 days.

(3)	Does not include 2,087,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Good Harbor Consulting, LLC that are not exercisable and will not be exercisable within the next 60 days. Mr. Clarke is the Chairman of Good Harbor Consulting, LLC.

(4)	Does not include 2,087,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Good Harbor Consulting, LLC that are not exercisable and will not be exercisable within the next 60 days. Mr. Cressey is the President of Good Harbor Consulting, LLC.

(5)	Does not include 522,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Colatosti that are not exercisable and will not be exercisable within the next 60 days.

(6)	Does not include 626,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Mallon that are not exercisable and will not be exercisable within the next 60 days.

(7)	Does not include 313,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Mr. Stafford that are not exercisable and will not be exercisable within the next 60 days.

(8)	Does not include 2,087,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Good Harbor Consulting, LLC that are not exercisable and will not be exercisable within the next 60 days. Mr. Tritak is the Chief Executive Officer of Good Harbor Consulting, LLC.

(9)	Does not include 2,087,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants held by Good Harbor Consulting, LLC that are not exercisable and will not be exercised within the next 60 days. Messrs. Clarke, Cressey and Tritak are beneficial owners of the warrants because they have shared voting and investment power with respect thereto.

(10)	Does not include 4,950,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants that are not exercisable and will not be exercisable within the next 60 days.

Our management has indicated that they or their affiliates may purchase either Series A or Series B units in the offering. However, they are not obligated to do so and we do not have any agreements or arrangements with them requiring them to purchase such securities. Our initial securityholders, including our officers and directors, have agreed to vote any shares of Class B common stock held by them, whether acquired by them upon purchase of Series B units in this offering or in the open market, in favor of a proposed business combination approved by our board of directors.

Messrs. Clarke, Cressey, Sheridan, Colatosti, Mallon, Stafford and Tritak are “promoters,” as such term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

Prior to the date of this prospectus, we issued 100 shares of common stock for $500 in cash, or a purchase price of $5.00 per share. We also issued 2,475,000 Class W warrants and 2,475,000 Class Z warrants for an aggregate of $247,500 in cash, at a purchase price of $0.05 per warrant. These securities were issued to the individuals and entities set forth below, as follows:

Name	Number of Shares of Common Stock	Number of Class W Warrants	Number of Class Z Warrants	Relationship to Us
Ralph S. Sheridan	100	626,000	626,000	Chief Executive Officer, Secretary and Director

Thomas J. Colatosti	0	261,000	261,000	President, Treasurer and Director

John C. (Jack) Mallon	0	313,000	313,000	Director

Brian L. Stafford	0	156,500	156,500	Director

Good Harbor Consulting, LLC(1)	0	1,043,500	1,043,500	Warrantholder and provider of administrative services

SBLS, LLC	0	75,000	75,000	Warrantholder

(1)	Good Harbor Consulting, LLC is an affiliate of Richard A. Clarke, our Chairman; Roger W. Cressey, our Vice Chairman; and John S. Tritak, a member of our Board of Directors, and Messrs. Clarke, Cressey and Tritak are beneficial owners of the warrants because they have shared voting and investment power with respect thereto.

The holders of our issued and outstanding shares of common stock and Class W warrants and Class Z warrants on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. See “Description of Securities — Shares eligible for future sale — Registration rights.”

Good Harbor Consulting, LLC, an affiliate of Messrs. Clarke, Cressey and Tritak, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain office and administrative services, as we may require from time to time. We have agreed to pay Good Harbor Consulting, LLC $7,500 per month for these services. Consequently, each of Messrs. Clarke, Cressey and Tritak will benefit from this transaction to the extent of their interests in Good Harbor Consulting, LLC. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Clarke, Cressey or Tritak compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Arlington metropolitan area, that the fee charged by Good Harbor Consulting, LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

We will reimburse our initial securityholders, including our officers and directors, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee payable to Good Harbor Consulting, LLC and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid by us to any of our initial securityholders, including our officers or directors, or to any of their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of the business combination.

Any ongoing or future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will require prior approval in each instance by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction in accordance with the laws of the State of Delaware. These directors will, if they determine necessary or appropriate, have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 40,000,000 shares of common stock, par value $.0001, 12,000,000 shares of Class B common stock, par value $.0001, and 5,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 100 shares of our common stock are outstanding, held by one recordholder. No shares of our Class B common stock or preferred stock are currently outstanding.

Units

Each Series A unit consists of two shares of common stock and ten Class Z warrants. Each Series B unit consists of two shares of Class B common stock and two Class W warrants. Each Class W warrant and each Class Z warrant entitles the holder to purchase one share of common stock. The common stock and Class Z warrants comprising the Series A units and the Class B common stock and Class W warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our Series A units and Series B units in particular. Separate trading of the securities comprising the Series A units and Series B units may commence concurrently, or HCFP/Brenner may elect to allow separate trading of the securities comprising one series of units prior to allowing separate trading of the other series of units. In no event, however, may such securities be traded separately until we have filed a Current Report on Form 8-K with the SEC that includes audited financial statements reflecting our receipt of the gross proceeds of this offering. We will file with the SEC a Current Report on Form 8-K which will include audited financial statements following the consummation of this offering. Such audited financial statements will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto, or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock and Class Z warrants comprising the Series A units, and/or the Class B common stock and Class W warrants comprising the Series B units.

Common stock

We have two classes of common stock. Holders of common stock and Class B common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders other than a vote in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. In the event of a business combination, all outstanding shares of Class B common stock will be automatically converted into an equal number of shares of common stock unless the holder exercises the conversion rights described elsewhere herein. Accordingly, following the completion of a business combination or the distribution of the trust fund to the Class B stockholders, we will have only one class of common stock outstanding.

We will proceed with a business combination only if (i) the holders of a majority of the shares of Class B common stock present and voting at the meeting to approve the business combination vote in favor of the business combination and (ii) Class B stockholders owning less than 20% of the shares of Class B common stock sold in this offering both vote against the business combination and exercise their conversion rights discussed elsewhere herein. Our initial securityholders, including our officers and directors, have agreed to vote any shares of Class B common stock held by them, whether acquired by them upon purchase of Series B units in this offering or in the open market, in favor of a proposed business combination approved by our board of directors.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us. Our certificate of incorporation, as amended, provides for mandatory liquidation if we do not complete a business combination within 18 months after the completion of this offering, or within 24 months after the completion of this offering if the extension criteria described below have been satisfied. In such event, we will distribute to all of our Class B stockholders, in proportion to the number of shares of Class B common stock held by each stockholder, an aggregate sum equal to the amount in the trust fund, inclusive of any interest. Our remaining net assets, if any, will be distributed to the holders of our common stock. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust fund.

Other than the automatic conversion of Class B common stock to common stock discussed above, our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Class B stockholders have the right to have their shares of Class B common stock converted to cash equal to their pro rata share of the trust fund if they elect such conversion within the prescribed time period (following receipt of a proxy statement and prior to a vote), they vote against the business combination and the business combination is ultimately approved and completed. Class B stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred stock

Our certificate of incorporation authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the Class B common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

As of the date of this prospectus, we have 2,475,000 Class W warrants and 2,475,000 Class Z warrants outstanding.

Each Class W warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	March 8, 2007.

The Class W warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the Class W warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class W warrants issued upon exercise of the unit purchase option), with HCFP/Brenner Securities’ prior consent, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class W warrant at any time after the Class W warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class W warrantholder, and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $7.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class W warrantholders.

The Class W warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

Each Class Z warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	March 8, 2007.

The Class Z warrants will expire seven years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the Class Z warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option), with HCFP/Brenner Securities’ prior consent, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class Z warrant at any time after the Class Z warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class Z warrantholder, and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $8.75 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class Z warrantholders.

The Class Z warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

The redemption criteria for our warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the warrants only with the prior consent of HCFP/Brenner Securities and it may hold warrants subject to redemption, HCFP/Brenner Securities may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner Securities will consent to such redemption if it is not in HCFP/Brenner Securities’ interest even if it is in our best interest.

The Class W warrants and Class Z warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Class W warrants and Class Z warrants.

The exercise price and number of shares of common stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class W warrants and Class Z warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The Class W warrants and Class Z warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The Class W warrantholders and Class Z warrantholders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by common stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the Class W warrants or the Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 25,000 Series A units at a per unit price of $14.025 and/or up to a total of 230,000 Series B units at a per unit price of $16.665. For a more complete description of the purchase option, including the terms of the units underlying the option, see the section below entitled “Underwriting — Purchase option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Shares eligible for future sale

Immediately after this offering, we will have 1,000,100 shares of common stock outstanding, or 1,150,100 shares of common stock if the representative’s over-allotment option is exercised in full, and 9,200,000 shares of Class B common stock outstanding, or 10,580,000 shares of Class B common stock if the representative’s over-allotment is exercised in full. All of these shares except for the 100 shares of common stock issued prior to this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 100 shares of common stock are restricted securities under Rule 144, in that they were issued in a private transaction not involving a public offering. None of those 100 shares will be eligible for sale under Rule 144 prior to August 18, 2006.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal 10,001 shares of common stock immediately after this offering (or 11,501 if the representative of the underwriters exercises its over-allotment option); and

•	if the common stock is listed on a national securities exchange or on the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration rights

The holders of our issued and outstanding shares of common stock and Class W warrants and Class Z warrants on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register their shares of common stock, their warrants and the shares of common stock underlying their warrants. The holders of the majority of these securities can elect to exercise these registration rights at any time after the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which HCFP/Brenner Securities is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Series A Units	Number of Series B Units
HCFP/Brenner Securities LLC.	135,000	1,320,000
Legend Merchant Group, Inc.	25,000	225,000
Ladenburg Thalmann & Co. Inc.	120,000	1,075,000
Maxim Group LLC	120,000	1,075,000
I-Bankers Securities Incorporated	60,000	545,000
Brean Murray, Carret & Co., LLC	40,000	360,000

Total	500,000	4,600,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, New York and Rhode Island. Notwithstanding the foregoing, our Series A units will not be eligible for sale in this offering in Florida. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•	Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

The following states permit offers and sales of the securities without any notice filings if the issuer has been filing reports with the Commission:

•	Alabama (provided issuer has been subject to reporting requirements for not less than 180 days before the transaction); and

•	Illinois, Nevada and Rhode Island (provided that the issuer has been subject to reporting requirements for not less than 90 days before the transaction).

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may also be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of securities

We have been advised by the representative that the underwriters propose to offer the Series A and Series B units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.255 per Series A unit and $0.303 per Series B unit and the dealers may reallow a concession not in excess of $0.10 per Series A unit and $0.10 per Series B unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment option

We have also granted to the representative an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 75,000 additional Series A units and/or 690,000 additional Series B units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative may exercise that option as to a series of units if the underwriters sell more of that series of units than the total number set forth in the table above.

Commissions and discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of its over-allotment option.

	Per Series A unit	Per Series B unit	Without option	With option
Public offering price	$8.500	$10.100	$50,710,000	$58,316,500
Discount	$0.425	$0.505	$2,535,500	$2,915,825
Proceeds before expenses(1)	$8.075	$9.595	$48,174,500	$55,400,675

(1)	Purchases of Series A units will bear all the expenses relating to the sale of both our Series A units and Series B units, including the underwriting discount and commissions. The offering expenses are estimated at $545,500.

The underwriters will not receive an expense allowance in connection with this offering.

The representative of the underwriters also received a $50,000 advance against its actual out-of-pocket expenses including, without limitation, its legal fees (up to a maximum of $50,000) and disbursements and “road show” and due diligence expenses. The representative shall retain such portion of the $50,000 advance as shall equal its actual out-of-pocket expenses and refund the balance, if any. If the $50,000 advance is insufficient to cover such out-of-pocket expenses, we shall remain liable for and promptly pay any other actual out-of-pocket expenses. Subject to, and only upon, the closing of the proposed offering, the $50,000 advance previously paid to the representative as an advance against its expenses shall be returned to us by increasing the aggregate amount paid for the units by $50,000.

Purchase option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 25,000 Series A units and/or 230,000 Series B units. The Series A units and Series B units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the warrants included in the units is $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z warrants shall be exercisable by the representative for a period of only five years from the date of this prospectus. This option is exercisable at $14.025 per Series A unit and $16.665 per Series B unit, and may be exercised on a cashless basis, commencing on the later of the completion of a business combination with a target business and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged, hypothecated or made the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the option for a one-year period following the date of this prospectus, except to underwriters and selected dealers participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of Series A units and Series B units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at prices below the option exercise price.

Warrant solicitation fee

We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the Class W warrants and Class Z warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each Class W warrants and Class Z warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the Class W warrants and Class Z warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the Class W warrants and Class Z warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory restrictions on purchase of securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our Series A units and Series B units, so long as stabilizing bids do not exceed the respective per-unit offering price.

•	Over-allotments and syndicate coverage transactions. The underwriters may create a short position in our Series A units and Series B units by selling more of our Series A units and Series B units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our Series A units and Series B units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty bids. The representative may reclaim a selling concession from a syndicate member when the Series A unit or Series B unit originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other terms

We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of five years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. Additionally, upon consummation of a business combination and until the expiration of the five-year period, the representative shall be entitled to appoint a designee to our board of directors. The representative has not named a designee as of the date of this prospectus.

We have engaged the representative to act as our investment banker in connection with our business combination. We will pay the representative a cash fee at the closing of our business combination for assisting us in structuring and negotiating the terms of the transaction of $1,500,000. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus unless the National Association of the Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Blank Rome LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of BDO Seidman, LLP are included in reliance upon their report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

Good Harbor Partners Acquisition Corp.

Arlington, Virginia

We have audited the accompanying balance sheet of Good Harbor Partners Acquisition Corp. (a corporation in the development stage) as of December 31, 2005, and the related statements of operations, stockholder’s equity and cash flows for the period from inception (August 10, 2005) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Good Harbor Partners Acquisition Corp. as of December 31, 2005, and its results of operations and its cash flows for the period from inception (August 10, 2005) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of an initial public offering and the Company’s cash and working capital as of December 31, 2005 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

January 20, 2006

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

BALANCE SHEET

December 31, 2005

ASSETS

Current Assets:

Cash and cash equivalents	$71,063

Deferred registration costs (Note 3)	317,590

Total assets	$388,653

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities:

Accrued registration costs	$147,063
Accrued expenses	4,051

Total current liabilities	151,114

Commitments (Note 5)

Stockholder’s Equity (Note 6):

Common stock, par value $.01 per share, 1,000 shares authorized, 100 shares issued and outstanding	1

Additional paid-in-capital	247,999

Deficit accumulated in the development stage	(10,461)

Total stockholder’s equity	237,539

Total liabilities and stockholder’s equity	$388,653

See Notes to Financial Statements

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

From inception (August 10, 2005) to December 31, 2005

Revenue	$—
Operating expenses:

Formation and operating costs	10,461

Loss before provision for income taxes	(10,461)

Provision for income taxes (Note 4)	—

Net loss for the period	$(10,461)

Weighted average number of shares outstanding, basic and diluted	100

Net loss per share, basic and diluted	$(104.61)

See Notes to Financial Statements

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDER’S EQUITY

From inception (August 10, 2005) to December 31, 2005

	Common Stock		Additional Paid-In Capital	Deficit accumulated in the development stage	Total
	Shares	Amount
Balance, August 10, 2005 (inception)	—	$—	$—	$—	$—

Issuance of Common Stock to initial stockholder	100	1	499	—	500

Issuance of 4,950,000 Warrants at $0.05 Per Warrant	—	—	247,500	—	247,500

Net loss for the period	—	—	—	(10,461)	(10,461)

Balance, December 31, 2005	100	$1	$247,999	$(10,461)	$237,539

See Notes to Financial Statements

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

From inception (August 10, 2005) to December 31, 2005

OPERATING ACTIVITIES

Net loss for the period	$(10,461)

Change in operating liability:

Increase in accrued expenses	4,051

Net cash used in operating activities	(6,410)

FINANCING ACTIVITIES

Proceeds from issuance of common stock to initial stockholder	500

Proceeds from issuance of warrants	247,500

Deferred registration costs	(170,527)

Net cash provided by financing activities	77,473

Net increase in cash and cash equivalents	71,063

CASH AND CASH EQUIVALENTS

Beginning of period	—

End of period	$71,063

Supplemental disclosure of non-cash activity:
Accrued registration costs	$147,063

See Notes to Financial Statements

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 —	DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION

Organization and activities — Good Harbor Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business (a “Target Business”). All activity from inception (August 10, 2005) through December 31, 2005 related to the Company’s formation and capital raising activities.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The Company’s plans call for it to raise $50,710,000 in a public offering of its securities in which it would propose to issue 500,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 4,600,000 Series B Units (the “Series B Units” or a “Series B Unit”) (“Proposed Offering”). Each Series A Unit will consist of two shares of the Company’s common stock and ten Class Z Warrants (a “Class Z Warrant”). Each Series B Unit will consist of two shares of the Company’s Class B common stock and two Class W Warrants (a “Class W Warrant”). It is expected that the Company’s management would have broad authority with respect to the application of the proceeds of the Proposed Offering although substantially all of the proceeds of such offering are intended to be applied generally toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with a Target Business (a “Business Combination”). If the Company does not effect a Business Combination within 18 months after consummation of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not been consummated within such 18 month period) (the “Target Business Acquisition Period”), the Company will promptly distribute the amount held in trust (the “Trust Fund”), which is substantially all of the proceeds from any initial public offering including any accrued interest, to its Class B stockholders. In the event there is no Business Combination, the Company will dissolve and any remaining net assets, after the distribution of the Trust Fund to Class B stockholders, will be distributed to the holders of common stock.

Both the common stock and the Class B common stock will have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the Target Business Acquisition Period, the Trust Fund would be distributed pro-rata to all of the Class B common stockholders and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the Class B common stockholders of the Company. Class B stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the “Conversion Right”). In the event that holders of a majority of the outstanding shares of Class B common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding Class B common stock do not exercise their Conversion Rights, the Business Combination may then be consummated. Upon completion of such Business Combination and the payment of any Conversion Rights (and related cancellation of Class B common stock), the remaining shares of Class B common stock would be converted to common stock.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to increase the number of authorized shares of common stock and Class B common stock and provide for mandatory liquidation

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

of the Company in the event that the Company does not contract a Business Combination within 18 months from the date of the Proposed Offering, or consummate a Business Combination in 24 months, subsequent to the initial public offering.

Going concern consideration — As indicated in the accompanying financial statements, at December 31, 2005, the Company had $71,063 in cash and a working capital deficit of $80,051, excluding deferred registration costs of $317,590. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless the Proposed Offering is consummated.

There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Target Business Acquisition Period. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents — Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share — Net loss per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase 4,950,000 shares of common stock is antidilutive, they have been excluded from the Company’s computation of net loss per share. Therefore, basic and diluted loss per share were the same for the period from inception (August 10, 2005) through December 31, 2005.

Fair Value of Financial Instruments — The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at December 31, 2005.

Use of Estimates — The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements — The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 —	DEFERRED REGISTRATION COSTS

As of December 31, 2005, the Company has incurred deferred registration costs of $317,590 relating to expenses incurred in connection to the Proposed Offering. Upon consummation of this Proposed Offering, the deferred registration costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred, will be charged to operations.

NOTE 4 —	INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s future tax assets are as follows:

Tax effect of the operating loss carryforward	$3,800
Other deferred tax assets	900
Less valuation allowance	(4,700)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it believes it is not more likely than not that sufficient taxable income will be realized during the carry-forward period to utilize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2025.

NOTE 5 —	COMMITMENTS

Administrative Services

The Company has agreed to pay an affiliate of a securityholder, $7,500 per month, commencing on effectiveness of the Proposed Offering, for office, secretarial and administrative services.

Underwriting Agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters in the Proposed Offering.

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Pursuant to the Underwriting Agreement, the Company will be obligated to the underwriters for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $2,535,500, or $2,915,825 if HCFP’s over-allotment option is exercised in full.

In addition, in accordance with the terms of the Underwriting Agreement, the Company will engage HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company will pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised more than one year after the date of the Proposed Offering if the exercise is solicited by HCFP.

HCFP will also be engaged by the Company to act as the Company’s non exclusive investment banker in connection with a proposed Business Combination (Note 1). For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay HCFP a cash transaction fee of $1,500,000.

The Company has also agreed to sell to HCFP, a purchase option to purchase the Company’s Series A units and/or Series B units. (Note 6)

NOTE 6 —	WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Warrants

In August, 2005, the Company sold and issued Class W Warrants to purchase 2,475,000 shares of the Company’s common stock, and Class Z Warrants to purchase 2,475,000 shares of the Company’s common stock, for an aggregate purchase price of $247,500, or $0.05 per warrant.

Each Class W Warrant is exercisable for one share of common stock. Except as set forth below, the Class W Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in certain circumstances, for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the consummation of the Proposed Offering and ending five years from the date of the Proposed Offering.

Each Class Z Warrant is exercisable for one share of common stock. Except as set forth below, the Class Z Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in certain circumstances, for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the consummation of the Proposed Offering and ending seven years from the date of the Proposed Offering.

The Class W Warrants and Class Z Warrants issued in the Proposed Offering may be exercised with cash on or prior to their respective expiration dates. However, the Class W Warrants and Class Z Warrants issued in the Proposed Offering will not be exercisable unless at the time of exercise the Company has a current prospectus relating to the Company’s common stock issuable upon exercise of the warrants and the common stock has been registered, qualified or deemed to be exempt under the applicable securities laws. In accordance with the terms of the Company’s warrant agreement, the Company has agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the Class W Warrants and Class Z Warrants issued in the Proposed Offering until the expiration of such warrants. However, there can be no assurance that the Company will be able to do so. The holders of Class W Warrants and Class Z Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

GOOD HARBOR PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The Class W Warrants and Class Z Warrants outstanding prior to the Proposed Offering, all of which are held by the Company’s initial securityholders or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such securityholders or their affiliates. Except as set forth in the preceding sentence, the Company may redeem the Class W Warrants and/or Class Z Warrants with the prior consent of HCFP, in whole or in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

As the proceeds from the exercise of the Class W Warrants and Class Z Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Underwriter Purchase Option

Upon closing of the Proposed Offering, the Company will also sell and issue an option (the “UPO”) for $100 to HCFP to purchase up to 25,000 Series A Units at an exercise price of $14.025 per unit and/or up to 230,000 Series B Units at an exercise price of $16.665 per unit. The Series A Units and Series B Units underlying the UPO will be exercisable in whole or in part, solely at HCFP’s discretion, commencing on the later of (i) one year from the Proposed Offering and (ii) the consummation of a Business Combination and expire on the five-year anniversary of the Proposed Offering. The Company intends to account for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholder’s equity, which will be offset by an equivalent increase in stockholder’s equity for the issuance of the UPO. The Company estimates that the fair value of the 25,000 Series A Units and 230,000 Series B Units underlying the UPO will be approximately $775,000 at the date of sale and issuance, which was estimated using a Black-Scholes option-pricing model. The fair value of the UPO has been estimated using the following assumptions: (1) expected volatility of 45.722%, (2) risk-free interest rate of 4.32% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash. Each of the Series A Units and Series B Units included in the UPO are identical to the Series A Units and Series B Units to be sold in the Proposed Offering, except that the exercise price of the Class W Warrants underlying the Series B Units and the Class Z Warrants underlying the Series A Units will be $5.50 per share and the Class Z Warrants underlying the Series A Units shall only be exercisable until the fifth anniversary of the Proposed Offering.

Until June 6, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$50,710,000

GOOD HARBOR PARTNERS

ACQUISITION CORP.

500,000 Series A Units

4,600,000 Series B Units

PROSPECTUS

HCFP/Brenner Securities LLC

Legend Merchant Group, Inc.

March 8, 2006